                                                                EXHIBIT 10.2









                                    LEASE

                                BY AND BETWEEN

                           MALL OF AMERICA COMPANY,

                       A MINNESOTA GENERAL PARTNERSHIP

                                     AND

                             HOTEL MEXICO, INC.,

                            d/b/a HOTEL DISCOVERY


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                               Mall of America
                                    Lease


        THIS LEASE made this 4th day of August, 1997, by and between MALL OF AMERICA COMPANY, a Minnesota General Partnership, ("Landlord"), and HOTEL MEXICO, INC., d/b/a HOTEL DISCOVERY ("Tenant"):

        WITNESSETH THAT, in consideration of the rents, covenants and agreements hereinafter set forth, such parties enter into the following agreement:


                                  ARTICLE I

                                   EXHIBITS


        The exhibits listed below and attached to this Lease are incorporated herein by this reference:

        EXHIBIT "A"     Legal description of real estate to be developed by
                        the Landlord as a mixed use project, consisting of a retail mail and entertainment center ("Retail Space") and a hotel ("Hotel Space"), as well as a parking deck
                        ("Parking Space") (hereinafter called "Total Tract").
                        The Total Tract with existing and future improvements being hereinafter called the "Center".

        EXHIBIT "B"     Plot Plan of that area of the Retail Space upon which
                        is located the space herein leased to Tenant.  This
                        Exhibit is provided for informational purposes only, and shall not be deemed to be a warranty, representation or agreement by Landlord that the Center or buildings and/or any stores will be exactly as indicated on the Exhibit, or that the other tenants which may be drawn on said Exhibit will be occupants in the center. Landlord reserves unto itself the unlimited right to modify the configuration of Total
                        Tract at any time for the purpose of incorporating additional department stores and other buildings within the Center.

        EXHIBIT "C"     Description of Tenant's Work.

        EXHIBIT "D"     Rules and Regulations applicable to Tenant.

        EXHIBIT "E"     Sign Criteria applicable to Tenant.

        EXHIBIT "F"     INTENTIONALLY DELETED.

        Notwithstanding Exhibits A or B or anything else in this Lease contained, Landlord reserves the right to change or modify and add to or subtract from the size and dimensions of the Center or any part thereof, the number, location and dimensions of buildings and stores, the size and configuration of the parking areas, entrances, exits and parking aisle alignments, dimensions of hallways, malls and corridors, the number of floors in any building, the location, size and number of tenants' spaces and kicsks which may be erected in or fronting on any mall or otherwise, the identity, type and location of other stores and tenants, and the size, shape, location and arrangement of common Areas (hereinafter defined), and to design and decorate any portion of the Center as it desires, but the general character of the Center, the approximate location, access, visibility and identification of the Premises (as hereinafter defined) in relation to the major department stores shall not be substantially changed.


                                  ARTICLE II

                           LEASED PREMISES AND TERM


Section 2.1     Leased Premises

        Landlord hereby leases to Tenant and Tenant hereby rents from Landlord the space (in the Center) designated as Space S-320 outlined in red on Exhibit "B" (hereinafter called "the Premises"), measured to the center line of all party or common walls, to the exterior faces of all other walls and to the building line where there is no wall, containing approximately 16,215 square feet. When the Premises are completed, Landlord shall deliver to Tenant a certificate stating Landlord's determination of the actual number of square feet in the Premises (hereinafter called the "Store Floor Area"). Provided, however, within sixty (60) days of Tenant's receipt of such certificate, Tenant's architect may remeasure the Store Floor Area in the Premises. In the event of a dispute as to the Store Floor Area in the premises, the parties agree to have the Store Floor Area remeasured by a mutually acceptable, independent, third-party architect or engineer whose determination as to Store Floor Area shall be final, binding and conclusive absent manifest error. The fee for such third-party architect or engineer shall be shared equally by the parties.

Section 2.2     Roof and Walls

        Landlord shall have the exclusive right to use all or any part of the roof, side and rear walls of the Premises for any purpose, including but not limited to erecting signs or other structures on or over all or any part of the same, erecting scaffolds and other aids to the construction and installation of the same, and installing, maintaining, using, repairing and replacing pipes, ducts, conduits and wires leading through, to or from the Premises and serving other parts of the Center in locations which do

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not materially interfere with Tenant's use of the Premises.  Tenant shall have no right whatsoever in the exterior of exterior walls or the roof of the Premises. In all non-stockroom areas of the Premises, Landlord agrees that all pipes, ducts, conduits and wires leading through, to or from the Premises will be located above the finished ceiling, within columns, within walls or under the finished floor. Further, should Landlord erect any scaffolds or other aids to construction which adversely interferes with access to the Premises, visibility of the Premises or identification of the Premises for a period of more than five (5) consecutive business days, then rent shall thereafter abate until such time as such interference is removed.

Section 2.3  Lease Term.
     The term of this Lease (hereinafter called "Lease Term") shall commence upon the earlier of (a) the day following the last day allowed herein to Tenant for completion of Tenant's Work (hereinafter defined) hereinafter called "Required Completion Date." or (b) the day on which Tenant opens for business, the applicable date being hereinafter called "Commencement Date." The term of this Lease shall end on the last day of the twelfth (12th) Lease Year (hereinafter defined) after the Commencement Date unless sooner terminated as herein provided.

        NOTWITHSTANDING ANYTHING CONTAINED IN THIS LEASE TO THE CONTRARYS TENANT IS REQUIRED TO OPEN FOR BUSINESS TO THE PUBLIC IN THE PREMISES ON OR BEFORE NOVEMBER XXXXXX

Section 2.4.  Lease Year Defined.
     "Lease Year," as used herein, means a period of twelve (12) consecutive calendar months during the Lease Term commencing on the Commencement Date. If the Commencement Date is other than February 1, then the first Lease Year shall commence on the Commencement Date and end on the last day of January which shall be more than six (6) months but not more than eighteen (18) months after the Commencement Date. "Partial Lease Year" means that portion of the Lease Term prior to the first Lease Year.

Section 2.5  Relocation of Premises.  INTENTIONALLY DELETED.

                                 ARTICLE III

                                TENANT'S WORK

Section 3.1  Tenant's Work.
     Tenant agrees to accept delivery of the Premises in its present "AS IS, WHERE IS" condition except that Tenant is to completely remodel the Premises at Tenant's expense not later than the Required Completion Date (hereinafter defined) in accordance with plans and specifications submitted by Tenant and approved by Landlord (hereinafter referred to as "Tenant's Plans") which plans shall become a part hereof by this reference as Exhibit "C-2". Further alterations to the Premises, if any, shall be performed by Tenant (hereinafter called "Tenant's Work") including but not limited to all work designated as Tenant's Work in Exhibit "C", and Tenant shall do and perform at its expense all of Tenant's Work diligently and promptly and in accordance with the following provisions.

Section 3.2.  Tenant's Obligations Before Commencement Date.
     As soon as reasonably possible hereafter, Landlord shall deliver to Tenant a drawing of the Premises and a copy of the Tenant Handbook prepared by Landlord's architect (hereinafter referred to as "Tenant Handbook"). Within sixty (60) days after the date of this Lease, Tenant will submit to Landlord one (1) reproducible set (sepia) and 4 copies of Tenant's Plans and specifications, prepared by a registered architect or engineer, of all Tenant's Work to be done within the Premises, prepared in conformity with Exhibit "C" and the Tenant Handbook. Within thirty (30) days after receipt of Tenant's Plans, Landlord shall notify Tenant of any failures of Tenant's Plans to conform to Exhibit "C," the Tenant Handbook or otherwise to meet with Landlord's approval. Tenant shall within thirty (30) days after receipt of any such notice cause Tenant's Plans to be revised to the extent necessary to obtain Landlord's approval and resubmitted for Landlord's approval. When Landlord has approved the original or revised Tenant's Plans, Landlord shall initial and return one (1) set of approved Tenant's Plans to Tenant and the same shall become a part hereof by this reference as Exhibit "C-2." Approval of plans and specifications by Landlord shall not constitute the assumption of any responsibility by Landlord for their accuracy or sufficiency, or compliance with applicable codes and Tenant shall be solely responsible for such plans and specifications. Tenant shall not commence any of Tenant's Work until Landlord has approved Exhibit "C-2," unless prior Landlord approval has been obtained in writing. Landlord's review and approval of Tenant's Plans shall not be unreasonably withheld or delayed.

     Within fifteen (15) days after the later of the date of this Lease or the date Tenant's Plans have been approved by Landlord, Landlord shall notify Tenant that Tenant can commence Tenant's Work; and Tenant shall commence such work not later than the date specified in such notice, complete the same in strict accordance with Exhibits "C" and "C-2," install all store and trade fixtures, equipment, stock in trade, merchandise and inventory, and open for business therein not later than the 150th day after the last to occur of the following: (i) a fully-executed copy of this Lease has been delivered to Tenant, (ii) Tenant's Plans have been approved by Landlord provided Tenant timely submits the same to Landlord for Landlord's review, (iii) Landlord has notified Tenant that the Premises are ready for the commencement of Tenant's Work, (iv) Tenant has received a building permit provided Tenant promptly applies for such building permit and diligently pursues such application for approval, and (v) Tenant has received an On-Sale Liquor License from the City of Bloomington provided Tenant promptly applies for such liquor license and diligently pursues such application for approval, which applicable day shall be the Required Completion Date. Tenant hereby releases Landlord and its contractors from any claim whatsoever for damages against Landlord or its contractors for any delay in the date on which the Premises shall be ready for delivery to Tenant or for any delay in commencing or completing any work Landlord is to perform or is authorized by Tenant to perform under Exhibit "C", or with respect to the Center or any other part or all of the Total


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Tract. Notwithstanding anything herein which may be to the contrary, in the event of any conflict between Exhibit "C" and Tenant's Plans, as approved by Landlord, Tenant's Plans, as approved by Landlord shall take precedence over Exhibit "C" in resolving such conflict.

Section 3.3.  Failure of Tenant to Perform.
    Because of the difficulty or impossibility of determining Landlord's damages resulting from Tenant's failure to open for business fully fixtured, stocked and staffed by the Required Completion Date, including, but not limited to, damages from loss of Percentage Rent (hereinafter defined) from Tenant and other tenants, diminished saleability, leaseability, mortgageability or economic value of the Center, if Tenant fails to commence Tenant's Work within the time provided above and proceed with the same diligently, or to open for business fully fixtured, stocked and staffed on or before the Required Completion Date or to perform any of its obligations to be performed prior to the Required Completion Date, Landlord may, with notice in addition to the right to exercise any other remedies and rights herein or at law provided, collect rent from the Required Completion Date in an amount equal to the Minimum Annual Rent (hereinafter defined) and other additional rent and other amounts payable by Tenant hereunder, and, in addition thereto, if Tenant shall fail to open for business in the Premises within thirty (30) days after the Required Completion Date, Tenant shall also pay to Landlord an amount equal to $150.00 per day for each day thereafter that Tenant has failed to open for business. In addition, commencing on the thirty-first (31st) day after the Required Completion Date and provided Tenant has failed to open for business in the Premises by such date, Landlord may thereafter (a) do and perform any of Tenant's Work or other obligations of Tenant hereunder, at Tenant's expense, preparing such drawings and doing such things as Landlord deems advisable, collecting all of Landlord's expenses pursuant to this Section. All remedies in this Lease or at law provided shall be cumulative and not exclusive and shall survive the expiration of the Lease Term or the earlier termination of this Lease. Notwithstanding the foregoing, Tenant shall not be liable or responsible for any delays and applicable periods for performance shall be extended accordingly due to strikes, lockouts, riots, acts of God, shortages of labor or materials, national emergency, acts of a public enemy, governmental restrictions, including but not limited to, the Tenant being able to obtain all necessary governmental licenses (provided Tenant timely applies for the same and diligently pursues such license applications for approval), or any other cause or causes, whether similar or dissimilar to those enumerated, beyond Tenant's reasonable control.

Section 3.4.  Condition of Premises.
    Tenant's taking possession of the Premises shall be conclusive evidence of Tenant's acceptance thereof in good order and satisfactory condition.
Provided, however, Tenant shall have the right, to be exercised within thirty
(30) days after the date possession of the Premises has been delivered to Tenant with Landlord's Work therein completed, to submit to Landlord a punchlist of incomplete or defective construction within the Premises, and Landlord will perform such punchlist to the extent the listed items were Landlord's Work under Exhibit "C" and were not performed by Landlord in accordance therewith. Tenant agrees that no representations respecting the condition of the Premises or the existence or non-existence of Hazardous Materials (hereinafter defined) in, on or about the Premises, no warranties or guarantees, expressed or implied, with respect to workmanship or any defects in material, and no promise to decorate, alter, repair or improve the Premises either before or after the execution hereof, have been made by Landlord or its agents to Tenant unless the same are contained herein.

                                  ARTICLE IV

                                     RENT

Section 4.1.  Minimum and Percentage Rent.
    Tenant covenants and agrees to pay to Landlord, without notice or demand, at Landlord's address for notice (Landlord's and Tenant's notice addresses being the addresses specified in Section 24.7 hereof), as rent for the Premises:

    (i) A "Minimum Annual Rent" of $25.00 per square foot of Store Floor Area, or Four Hundred Five Thousand Three Hundred Seventy Five and no/100 Dollars ($405,375.00) per annum (based upon the approximated Store Floor Area set forth in Section 2.1 hereof), payable in equal monthly installments, in advance upon the first day of each and every month of the Lease Term commencing upon the Commencement Date (such monthly installment being hereinafter called "Minimum Monthly Rent"); and

    (ii) The amount by which six percent (6%) of Gross Sales (hereinafter defined) during each Lease Year or Partial Lease Year exceeds the Minimum Monthly Rent for such period (hereinafter call "Percentage Rent").

    When Store Floor Area is determined in accordance with Section 2.1, the Minimum Annual Rent and Minimum Monthly Rent shall be deemed automatically increased or decreased based upon the Store Floor Area as thus determined, and any overpayments or underpayments of Minimum Monthly Rent to Landlord shall be adjusted accordingly.



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Tract.  Notwithstanding anything herein which may be to the contrary, in the event of any conflict between Exhibit "C" and Tenant's Plans, as approved by Landlord, Tenant's Plans, as approved by Landlord, shall take precedence over Exhibit "C" in resolving such conflict.

Section 3.3.  Failure of Tenant to Perform.
    Because of the difficulty or impossibility of determining Landlord's damages resulting from Tenant's failure to open for business fully fixtured, stocked and staffed by the Required Completion Date, including, but not limited to, damages from loss of Percentage Rent (hereinafter defined) from Tenant and other tenants, diminished saleability, leaseability, mortgageability or economic value of the Center, if Tenant fails to commence Tenant's Work within the time provided above and proceed with the same diligently, or to open for business fully fixtured, stocked and staffed on or before the Required Completion Date or to perform any of its obligations to be performed prior to the Required Completion Date. Landlord may, with notice, in addition to the right to exercise any other remedies and rights herein or at law provided, collect rent from the Required Completion Date in an amount equal to the Minimum Annual Rent (hereinafter defined) and other additional rent and other amounts payable by Tenant hereunder, and, in addition thereto, if Tenant shall fail to open for business in the Premises within thirty (30) days after the Required Completion Date, Tenant shall also pay to Landlord an amount equal to $150.00 per day for each day thereafter that Tenant has failed to open for business. In addition, commencing on the thirty-first (31st) day after the Required Completion Date and provided Tenant has failed to open for business in the Premises by such date, Landlord may thereafter (a) do and perform any of Tenant's Work or other obligations of Tenant hereunder, at Tenant's expense, preparing such drawings and doing such things as Landlord deems advisable, collecting all of Landlord's expenses pursuant to this Section. All remedies in this Lease or at law provided shall be cumulative and not exclusive and shall survive the expiration of the Lease Term or the earlier termination of this Lease. Notwithstanding the foregoing, Tenant shall not be liable or responsible for any delays and applicable periods for performance shall be extended accordingly due to strikes, lockouts, riots, acts of God, shortages of labor or materials, national emergency, acts of a public enemy, governmental restrictions, including but not limited to, the Tenant being able to obtain all necessary governmental licenses (provided Tenant timely applies for the same and diligently pursues such license applications for approval), or any other cause or causes, whether similar or dissimilar to those enumerated, beyond Tenant's reasonable control.


Section 3.4.  Condition of Premises.
    Tenant's taking possession of the Premises shall be conclusive evidence of Tenant's acceptance thereof in good order and satisfactory condition.
Provided, however, Tenant shall have the right, to be exercised within thirty
(30) days after the date possession of the Premises has been delivered to Tenant with Landlord's Work therein completed, to submit to Landlord a punchlist of incomplete or defective construction within the Premises, and Landlord will perform such punchlist to the extent the listed items were Landlord's Work under Exhibit "C" and were not performed by Landlord in accordance therewith. Tenant agrees that no representations respecting the condition of the Premises or the existence or non-existence of Hazardous Materials (hereinafter defined) in, on or about the Premises, no warranties or guarantees, expressed or implied, with respect to workmanship or any defects in material, and no promise to decorate, alter, repair or improve the Premises either before or after the execution hereof, have been made by Landlord or its agents to Tenant unless the same are contained herein.

                                  ARTICLE IV

                                     RENT

Section 4.1  Minimum and Percentage Rent.
    Tenant covenants and agrees to pay to Landlord, without notice or demand, at Landlord's address for notice (Landlord's and Tenant's notice addresses being the addresses specified in Section 24.7 hereof), as rent for the
Premises:

    (i) A "Minimum Annual Rent" of $25.00 per square foot of Store Floor Area, or Four Hundred Five Thousand Three Hundred Seventy Five and no/100 Dollars ($405,375.00) per annum (based upon the approximated Store Floor Area set forth in Section 2.1 hereof), payable in equal monthly installments, in advance upon the first day of each and every month of the Lease Term commencing upon the Commencement Date (such monthly installment being hereinafter called "Minimum Monthly Rent"): and

    (ii) The amount by which six percent (6%) of Gross Sales (hereinafter defined) during each Lease Year of Partial Lease Year exceeds the Minimum Monthly Rent for such period (hereinafter called "Percentage Rent").

    When Store Floor Area is determined in accordance with Section 2.1 the Minimum Annual Rent and Minimum Monthly Rent shall be deemed automatically increased or decreased based upon the Store Floor Area as thus determined, and any overpayments or underpayments of Minimum Monthly Rent to Landlord shall be adjusted accordingly.

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Notwithstanding anything herein in this Section 4.1 which may be to the contrary, so long as Tenant is not in default hereunder beyond any applicable grace period and provided no liens have attached or may attach to the Premises or the Center or Landlord's interest therein as a result of Tenant's Work in the Premises (with reasonable time for Tenant to satisfy or bond over), Tenant may retain the sum of Twenty Five and no/100 Dollars ($25.00) per square foot of Store Floor Area as Landlord's contribution to Tenant's Work in the Premises. Such sum shall only be retained from the Minimum Monthly Rent due and payable by Tenant to Landlord hereunder until such time as the entire sum of Twenty Five and no/100 Dollars ($25.00) per square foot of Store Floor Area and no more has been retained by Tenant. Thereafter, no amount otherwise due and payable by Tenant to Landlord hereunder as rent may be retained by Tenant. For purposes of calculating Percentage Rent, if any, during the period of time Tenant is allowed to retain the Minimum Monthly Rent as hereinabove provided, the Minimum Monthly Rent paid by Tenant shall be deemed to be the Minimum. Monthly Rent amount determined in accordance with Section 4.1 (l) notwithstanding Tenant's right to retain such Minimum Monthly Rent pursuant to this paragraph. Additional rent shall be paid as and when due in accordance with the other terms and conditions of this Lease. The foregoing sum of Twenty Five and no/100 Dollars ($25.00) per square foot of Store Floor Area which Tenant is allowed to retain from Minimum Monthly Rent is in addition to the amount set forth as Landlord's contribution to Tenant's Work set forth in
Section 24.20 below.

Section 4.2  Miscellaneous Rent Provisions.
     Any rent or other amounts to be paid by Tenant which are not paid when due shall bear interest as of the tenth (10th) day after the date on which any sum is due and owing at the maximum rate of interest permitted in the State of Minnesota, or if there is no such maximum, at a rate equal to two percent (2%) over the prime rate announced by Citibank, N.A. If the Commencement Date is other than the first day of a month, Tenant shall pay on the Commencement
Date a prorated partial Minimum Monthly Rent for the period prior to the first day of the next calendar month, and thereafter Minimum Monthly Rent payments shall be made not later than the first day of each calendar month. For the purposes of this Lease, a "Major Tenant" is herein defined as a single tenant occupying at least 40,000 contiguous square feet of floor area.

Section 4.3.  Percentage Rent.
     Tenant shall (i) not later than the fifteenth (15th) day after the close of each calendar month, deliver to Landlord a written statement certified under oath by Tenant or an officer of Tenant, showing Gross Sales made in such calendar month; and (ii) no later than sixty (60) days after the end of each Lease Year or Partial Lease Year, deliver to Landlord a statement of Gross Sales for such Lease Year or Partial Lease Year the correctness of which is certified to by Tenant's Chief Financial Officer. If Tenant fails to prepare and deliver any statement of Gross Sales required hereunder, within the time or times specified above, then Landlord shall have the right, in addition to the other right and remedies set forth in this Lease, (a) to collect from Tenant a sum which shall be $100.00 per calender day for each day that Gross Sales reports are not so submitted, and (b) to estimate Tenant's Gross Sales for any non-reported period and bill Tenant's Percentage Rent accordingly. Landlord reserves the right, at Landlord's option, to adjust Percentage Rent billings when actual Gross sales reports are received. Landlord agrees that any information obtained by Landlord as a result of such audit or examination of Tenant's Gross Sales shall be held in strict confidence by Landlord, except in any litigation or arbitration proceedings, and except further, that Landlord may disclose such financial information to its mortgagee or mortgagees and to prospective buyers and lenders.

     On or before the fifteenth (15th) day of each May, August, November and February, Tenant shall pay Landlord the amount by which six percent (6%) of Gross Sales of Tenant during the three (3) months (or less in a Partial Lease
Year) ending on the last day of the month preceding such payment date exceeds the total Minimum Monthly Rent Tenant was obligated to pay for such period. Within thirty (30) days after the later of (i) the due date for Tenant's annual report of Gross Sales, or (ii) the date of Landlord's receipt of such annual report, if Tenant has paid Landlord for such Lease Year or Partial Lease Year Percentage Rent greater than Tenant is obligated to pay for such period, Landlord shall refund such excess, and if Tenant has paid less than the Percentage Rent required to be paid for such period, Tenant shall pay Landlord such difference.

     Tenant will preserve for at least three (3) years at Tenant's notice address all original books and records disclosing information pertaining to Gross Sales and such other information respecting Gross Sales as Landlord requires, including, but not limited to, all computerized records routinely kept by the Tenant in the ordinary course of Tenant's business (and provided such computerized records are kept in accordance with generally accepted accounting principles), gross income and sales tax returns, bank deposit records, sales journals and other supporting data. Landlord and its agents shall have the right upon prior written notice to Tenant during business hours to examine and audit such books and records preserved by Tenant. If such examination or audit discloses a liability for Percentage Rent 5% or more in excess of the Percentage Rent paid by Tenant for any period or if Tenant's Gross Sales cannot be verified due to the insufficiency or inadequacy of Tenant's records. Tenant shall promptly pay landlord the cost of said audit. Tenant shall, in any event, pay to Landlord the amount of any deficiency in rents which is disclosed by such audit plus interest at two percent (2%) over the prime rate announced by Citibank, N.A. as of the first day of the month on which any sum was due and owing.

Section 4.4.  Gross Sales Defined.
     As used herein, Gross Sales means the sale prices of all goods, wares and merchandise sold and the charges for all services performed by Tenant or any other person or entity in, at, or from the Premises for cash, credit or otherwise, without reserve or deduction for uncollected amounts except as hereinafter specifically provided, including but not limited to sales and services (i) where the orders originate in, at or from the Premises, regardless from whence delivery or performance is made, (ii) pursuant to mail, telephone, telegraph or otherwise received or filled at the Premises, (iii) resulting from transactions originating in, at or from the Premises, and deposits not refunded to customers. Excluded from Gross Sales shall be: (i) exchanges of merchandise between Tenant's stores made only for the convenient operation of Tenant's business and not to consummate a sale made in, at or from the Premises, (ii) returns to manufacturers, (iii) refunds or allowances made on merchandise claimed to be defective or unsatisfactory to customers (but only to the extent included in Gross Sales), (iv) sales of fixtures, machinery and equipment after use in Tenant's business in the Premises, (v) all sales to employees of Tenant while on duty which sales shall be at no less than any discounted price allowed employees in accordance with Tenant's then-existing policies, provided, however, the discounted portion of such sales to employees not included in Gross Sales shall not exceed two percent (2%) of Tenant's annual Gross Sales, (vi) bad debts, not to exceed two percent (2%) of Tenant's annual Gross Sales, provided such bad debts were originally included in Gross Sales when made and provided, further, any subsequent collection or recovery thereof shall be included in Gross Sales in the year of collection or recovery, and
(vii) sales, excise or similar tax imposed by governmental authority and collected from customers and paid out by Tenant. No other taxes shall be deducted from Gross Sales. Gross Sales from vending devices located on the Premises shall be limited to net proceeds from such vending devices received by Tenant.

Section 4.5.  Real Estate Taxes.
 A.  Definition.  Landlord shall pay or cause to be paid all Real Estate
Taxes (as hereinafter defined) assessed or imposed upon the Center and the Total Tract which become due or payable during the Lease Term. As used in this
Section 4.5 the term Real Estate Taxes shall mean and include all real estate taxes, public and governmental charges and assessments, including all extraordinary or special assessments, or assessments against any of Landlord's personal property now or hereafter located in the Center, all costs, expenses and attorney's fees incurred by Landlord in contesting or negotiating with public authorities (Landlord having the sole authority to conduct such a contest or enter into such negotiations) as to any of the same and all sewer and other taxes and charges, but shall not include taxes on Tenant's business in the Premises, machinery, equipment, inventory or other personal property or assets of Tenant. Tenant agreeing to pay, before delinquency, all taxes upon or attributable to such excluded items without apportionment.

 B. Tenant's Share. Tenant shall pay to Landlord, as Additional Rent, its proportionate share of all Real Estate Taxes upon the Center and the Total Tract which become due or payable during the Lease Term, such proportionate share to be prorated for periods at the beginning and end of the Lease Term which do not constitute full calendar months or calendar years. Landlord shall endeavor to have the Retail Space and Hotel Space separately assessed. If this cannot be accomplished then Landlord, in its sole discretion, shall allocate Real Estate Taxes among the Retail Space and Hotel Space based on its determination of the assessed value of each such Space. This determination shall control except in case of manifest error. Real Estate Taxes allocated by Landlord to the Retail Space are referred to herein as "Retail Space Real Estate Taxes". Tenant's proportionate share of any such Retail Space Real Estate Taxes shall be that portion of such Retail Space Real Estate Taxes which bears the same ratio to the total Retail Space Real Estate Taxes as the Store Floor Area bears to the Rentable Floor Area rented or occupied in the Retail Space (hereinafter called "Retail Rentable Floor Area") as of the Commencement Date or the first day of the calendar year in which such taxes are due or payable. The floor area of (i) a Major Tenant, (ii) any tenant in a free standing Premises who is obligated to pay real estate taxes specifically upon specific improvements or specific parcel of land, and (iii) Common Areas, as hereinafter defined, shall not be included in the Retail Rentable Floor Area, and any contributions to Real Estate Taxes received by Landlord from such tenants shall be deducted from Retail Space Real Estate Taxes prior to the calculation of Tenant's proportionate share.

 C. Payment by Tenant. Tenant's proportionate share of Retail Space Real Estate Taxes shall be paid in monthly installments commencing with the Commencement Date, in amounts initially estimated by Landlord, one (1) such installment being due on the first day of each full or partial month of each full or partial calendar year during the Lease Term. Such monthly installments shall increase or decrease upon notice from Landlord given after the actual or anticipated amounts of Real Estate Taxes due or payable in a particular calendar year are determined. Following the close of each full or partial calendar year during the Lease Term, the actual amount of Retail Space Real Estate Taxes due or payable shall be computed by Landlord and any excess paid by Tenant during such calendar year over the actual amount Tenant is obligated to pay hereunder shall be credited to Tenant within thirty (30) days, and within thirty (30) days after written notice from Landlord any deficiency owed shall be paid in full by Tenant. Tenant acknowledges and stipulates that Landlord has made no representation or agreement of any kind as to the total dollar amount of such real estate taxes, actual or estimated, or Tenant's dollar share thereof.

 D. Other Taxes. Tenant's proportionate share of any governmental tax or charge (other than income tax, penalties, fines or additional interest which are incurred as a result of Landlord's acts or omissions) levied, assessed, or imposed on account of the payment by Tenant or receipt by Landlord, or based in whole or in part upon, the rents in this Lease reserved or upon the Center or the value thereof shall be paid by Tenant.

 E. Larger Parcel. If the land under the Center is a part of a larger parcel of land for assessment purposes (the "Larger Parcel"), the taxes and assessments allocable to the land in the Center for the purpose of determining Real Estate Taxes under this Section shall be deemed a fractional portion of the taxes and assessments levied against the Larger Parcel, the numerator of which is the acreage in the Center and the denominator of which is the acreage in the Larger Parcel.

Section 4.6.  Sprinkler System.
     Landlord has installed and will maintain a sprinkler system in the Premises and Tenant shall pay to Landlord as additional rent twenty-five cents
(25c) per square foot of Store Floor Area per Lease Year, prorated for Partial Lease Years, in equal monthly installments in advance on the first day of each full calendar month during the Lease Term.

Section 4.7.  Additional Rent.
     All amounts required or provided to be paid by Tenant under this Lease other than Minimum Annual Rent and Percentage Rent shall be deemed additional rent and Minimum Annual Rent, Percentage Rent and additional rent shall in all events be deemed rent.

Section 4.8.  Landlord's Expenses.
     If Landlord pays any monies or incurs any expenses to correct a breach of this Lease as defined in Section 18.1 of this Lease by Tenant or to do anything in this Lease required to be done by Tenant, or incurs any expense (including, but not limited to reasonable attorneys' fees and court costs), as a result of Tenant's failure to perform any of Tenant's obligations under this Lease, all amounts so paid or incurred shall, on written notice to Tenant, be considered additional rent payable in full by Tenant with the first Minimum Monthly Rent installment thereafter becoming due and payable, and may be collected as by law provided in the case of rent.

                                   ARTICLE V

                    PARKING AND COMMON AREAS AND FACILITIES

Section 5.1.  Common Areas.
     All parking areas, access roads and facilities furnished, made available or maintained by Landlord in or near the Center, including employee parking areas, truck ways, driveways, loading docks and areas, delivery areas, multi-story parking facilities, package pickup stations, elevators, escalators, pedestrian sidewalks, malls, including the Enclosed Mall (as indicated for identification purposes on Exhibit "B"), courts and ramps, landscaped areas, retaining walls, stairways, bus stops, first-aid and comfort stations, lighting facilities, sanitary systems, utility lines, water filtration and treatment facilities and other areas in the Center (all herein called "Common Areas") shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right, from time to time, to establish, modify and enforce reasonable rules and regulations with respect to all Common Areas. Tenant agrees to comply with all rules and regulations set forth in Exhibit "D" attached hereto and all reasonable and uniformly enforced amendments thereto. Provided, however, in exercising its rights hereunder, Landlord shall not permanently reduce the parking areas below code requirements.

     Landlord shall have the right from time to time to: change or modify and add to or subtract from the sizes, locations, shapes and arrangements of parking areas, entrances, exits, parking aisle alignments and other Common Areas; restrict parking by Tenant's employees to designated areas; construct surface, sub-surface or elevated parking areas and facilities; establish and from time to time change the level or grade of parking surfaces; enforce parking charges (by meters or otherwise); add to or subtract from the buildings in the Center; and do and perform such other acts in and to said Common Areas as Landlord in its sole discretion, reasonably applied, deems advisable for the use thereof by tenants and their customers. Provided, however, in exercising its rights hereunder, Landlord shall not adversely and materially affect access to the Premises, visibility of the Premises or identification of the Premises.

Section 5.2.  Use of Common Areas.
     Tenant and its business invitees, employees and customers shall have the nonexclusive right, in common with Landlord and all others to whom Landlord has granted or may hereafter grant rights, to use the Common Areas subject to such reasonable regulations as Landlord may from time to time impose and the rights of Landlord set forth above. Tenant agrees to fully advise its employees of Landlord's parking rules, regulations and restrictions and possible ensuing consequences in the event of a violation thereof and to cooperate with Landlord in enforcing the obligation of Tenant's employees to park their vehicles in designated employee parking areas. Landlord may tow or cause to be towed any car of Tenant, a concessionaire, employee or agent of Tenant from the Center that is parked outside any area designated by Landlord for employee parking and Tenant shall indemnify and hold Landlord harmless with respect thereto. Tenant shall abide by all rules and regulations and cause its concessionaires, officers, employees and agents to abide thereby. Landlord may at any time close temporarily any Common Areas to make repairs or changes, prevent the acquisition of public rights therein, discourage noncustomer
parking, or for other reasonable purposes.   Tenant shall furnish Landlord
license numbers and descriptions of cars used by Tenant and its concessionaires, officers and employees. Tenant shall not interfere with Landlord's or other tenants' rights to use any part of the Common Areas.

                                   ARTICLE VI

                      COST AND MAINTENANCE OF COMMON AREAS

Section 6.1. Expense of Operating and Maintaining the Common Facilities. Landlord will operate, manage, maintain and repair or cause to be operated, managed, maintained or repaired, the Common Areas of the Center to the extent the same is not done by any Major Tenant. "Landlord's Common Area Costs" shall mean all costs of operating and maintaining the Common Areas in a manner deemed by Landlord appropriate for the best interests of tenants and other occupants in the Center. Included among the costs and expenses which constitute Landlord's Common Area Costs, but not limited thereto, shall be, at the option of Landlord, all costs and expenses of protecting, operating, managing the Center (including attorneys' fees and other professional fees), repairing, repaving, lighting, cleaning, painting, striping, insuring (including but not limited to fire and extended coverage insurance on Common Areas, insurance protecting Landlord against liability for personal injury, death and property damage and workers' compensation insurance), removing of snow, ice and debris, police protection, security and security patrol, fire protection, regulating traffic, inspecting, repairing and maintaining of machinery and equipment, depreciation of machinery and equipment, providing heating, ventilating and air conditioning machinery and equipment, depreciation of machinery and equipment, providing heating, ventilating and air conditioning for the interior Common Areas initially determined and thereafter adjusted in the manner described in Section 7.2 herein, cost and expense of inspecting, maintaining, repairing and replacing storm and sanitary drainage systems, sprinkler and other fire protection systems, electrical, gas, water, telephone and irrigation systems, cost and expense of maintaining, repairing and replacing the Enclosed Mall and the exterior of the buildings in the Center, including, but not limited to floors, roofs, skylights, escalators, elevators, walls, stairs and signs, cost and expense of installing, maintaining and repairing burglar or fire alarm systems on the Retail Space, if installed, cost and expense of landscaping and shrubbery, expenses of utilities, and administrative and overhead costs equal to fifteen percent (15%) of all of the foregoing and all other of Landlord's Common Area Costs.

     Notwithstanding the foregoing, Tenant's Share of Landlord's Common Area Costs shall not include the following:

     1. Interest and financing charges on any debt service, amortization payments on any mortgage and rent under any ground lease;

     2. Wages, salaries, fees and fringe benefits paid or provided to administrative or executive personnel or officers or partners of Landlord above the grade of mall manager unless employed at competitive rates as independent contractors, and except there may be included wages, salaries, fees and fringe benefits of regional management of the Common Areas to the extent the same are reasonable and proportionate to the services rendered;

     3. Costs of decorating, redecorating or special planning or other services provided to an individual tenant and not provided to substantially all tenants of the Center;

     4. Landlord's income taxes, excess profits taxes, franchise taxes or similar taxes on Landlord's business;

     5. Costs relating to activities for the solicitation and execution of leases of space in the Center including, but not limited to, leasing commissions and attorneys' fees;

     6. The costs of correcting defects in the construction of the Center or in the equipment servicing the Center, except that conditions (not occasioned by construction defects) resulting from ordinary wear and tear will not be deemed defects for purposes hereof;

     7. The costs of any repairs made by Landlord because of the total or partial destruction of the Center or the condemnation of a portion of the Center to the extent such costs are covered by Landlord's insurance or by a damage award in a condemnation proceeding;

     8. Any insurance premium to the extent Landlord is entitled to be reimbursed for such insurance premium by Tenant under any other Section of this Lease;

     9. The costs of any items for which Landlord is reimbursed by insurance or otherwise compensated by parties other than tenants of the Center;

    10. The costs of any repairs, alterations, additions, changes, replacements and any other items which under generally accepted accounting principles are properly classified as expenditures for capital improvements to the extent they upgrade or improve the Center as opposed to repairing or replacing existing items which have worn out except for capital improvements required: (i) by one of Landlord's insurance carriers then insuring some aspect of the Center; (ii) by any law, statute, rule, regulation, code, ordinance or order of a governmental authority having jurisdiction over the Center; or (iii) to reduce Landlord's Common Area Costs, but only to the extent Tenant's proportionate share of Landlord's Common Area Costs is thereby decreased. The cost of any such capital improvement which is included in Landlord's Common Area Costs shall be amortized over the useful life of such improvement. The cost of the repair or replacement of an existing capital item that is included in Landlord's Common Area Costs need not be amortized but may be included in its entirety in the calendar year in which incurred.

    11. Any operating expense representing an amount paid to a related corporation, entity or person which is in excess of the amount which would have been paid in the absence of such relationship;

    12. The cost of overtime or other expense to Landlord in curing its defaults or performing work expressly provided for in this Lease to be borne at Landlord's expense.

Section 6.2.  Tenant to Bear Pro Rata Share of Expenses.
     Tenant will pay Landlord, in addition to all other amounts in this Lease provided, such portion of Landlord's Common Area Costs for each calendar year during the Lease Term (pro rated accordingly for a partial calendar year) which bears the same ratio to the total of Landlord's Common Area Costs as fifty percent (50%) of the Store Floor Area at the commencement of such calendar year bears to all Rentable Floor Area rented or occupied by tenants in the Retail Space. The floor area of (i) a Major Tenant, (ii) any tenant in a freestanding Premises who is obligated to maintain specific areas or a specific parcel of land, and (iii) Common Areas shall not be included in Rentable Floor Area, and any contributions to Landlord's Common Area Costs received by Landlord from such tenants shall be deducted from Landlord's Common Area Costs prior to the calculation of Tenant's proportionate share.

     Tenant's share of Landlord's Common Area Costs shall be paid in monthly installments in amounts estimated from time to time by Landlord, one (1) such installment being due on the first day of each month of each calendar year. After the end of each calendar year the total Landlord's Common Area Costs for such year (and at the end of the Lease Term, the total Landlord's Common Area Costs for the period since the end of the immediately next preceding calendar year) shall be determined by Landlord and Tenant's share paid for such period shall immediately, upon such determination, be adjusted by credit of any excess or payment of any deficiency. Within ninety (90) days after the end of each calendar year, Landlord shall deliver to Tenant a statement showing Landlord's Common Area Costs for the immediately preceding year including calculations showing how tenant's share of Landlord's Common Area Costs was determined.

     Tenant may audit Landlord's Common Area Costs in order to verify the accuracy thereof, provided that: (a) Tenant specifically designates the year Tenant intends to audit, which shall be a year during the Lease Term that is also within three (3) years of the date of the audit; (b) such audit is conducted only during regular business hours at the office where Landlord maintains expense records of Landlord's Common Area Costs; (c) Tenant gives Landlord fourteen (14) days prior written notice of Tenant's request to audit and Tenant shall deliver to Landlord a copy of the results of such audit within ten (10) days of its receipt by Tenant; (d) such audit must be conducted by Tenant's employees or an independent nationally recognized accounting firm that is not being compensated on a contingency fee basis; (e) no audit shall be conducted if Tenant has previously conducted an audit for the same time period;
(f) such audit shall be at Tenant's sole cost and expense; and (g) any financial or other information provided by Landlord or obtained by Tenant as a result of such audit shall only be pursuant to duly executed confidentiality agreements between Landlord, Tenant and Tenant's agents and employees to whom disclosure is made. Tenant acknowledges that the Landlord considers its financial and other operating information to be confidential and will not disclose such information to any third party without Landlord's prior written consent except to prospective buyers or lenders, Tenant's accountants and attorneys, or in the case of compliance with a subpoena or other legal process provided Tenant gives Landlord at least ten (10) days prior written notice of Tenant's receipt of such subpoena or legal process and Tenant's intent to disclose pursuant thereto. If the audit discloses that Tenant has underpaid, Tenant shall promptly reimburse Landlord any amount owed. If the audit accurately discloses that Tenant has overpaid, Landlord shall promptly refund such excess.

                                 ARTICLE VII

                            UTILITIES AND SERVICES

Section 7.1.  Utilities.
     Tenant shall not install any equipment which can exceed the capacity of any utility facilities serving the Center and if any equipment installed by Tenant requires additional utility facilities, the same shall be installed at Tenant's expense in compliance with all code requirements and plans and specifications which must be approved in writing by Landlord which consent shall not be unreasonably withheld or delayed. Tenant shall be solely responsible for and promptly pay all charges for its use or consumption of sewer, gas, electricity, water and all other utility services. Landlord may make electrical service available to the Premises as provided in Exhibit "C," and so long as Landlord continues to provide such electrical service Tenant agrees to purchase the same from Landlord and pay Landlord for the electrical service (based upon Landlord's determination from time to time of Tenant's consumption of electricity), as additional rent, on the first day of each month in advance (and prorated for partial months), commencing on the Commencement Date at the same cost as would be charged to Tenant from time to time by the utility company which otherwise would furnish such services to the Premises if it provided such services and metered the same directly to the Premises, but in no event at a cost which is less than the cost Landlord must pay in providing such electrical service. Landlord may supply water and other utilities to the Premises, and so long as Landlord continues to provide water or such other utilities Tenant shall pay Landlord for same at the same cost as would be charged to Tenant by the utility company which otherwise would furnish such service to the Premises if it provided such service and metered the same directly to the Premises, but in no event at a cost which is less than the cost Landlord must pay in providing such service, and in no event less than the minimum monthly charge which would have been charged by the utility company in providing such service. Subject to the applicable rules and regulations of the Minnesota Public Service Commission, Landlord may provide a shared tenant telephone service to the Premises and so long as Landlord continues to provide such telephone service Tenant agrees to purchase the same from Landlord and pay Landlord for the telephone service at the same cost as would be charged to Tenant by the utility company which otherwise would furnish such service to the Premises if it provided such service directly to the Premises, but in no event at a cost which is less than the cost Landlord must pay in providing such telephone service.

     Landlord may make additional services, including but not limited to, pest control, trash compactor/trash removal, cleaning, and security, available to the Premises and, in such event Tenant shall utilize such services, at Tenant's expense.

     Tenant shall operate its heating and air conditioning so that the temperature in the Premises will be the same as that in the adjoining mall, and set Tenant's thermostat at the same temperature as that thermostat in the mall which is nearest the Premises. Tenant shall be responsible for the installation, maintenance, repair and replacement of air conditioning, heating and ventilation systems within and specifically for the Premises, including all components such as air handling units, air distribution systems, motors, controls, grilles, thermostats, filters and all other components. Tenant shall operate ventilation so that the relative air pressure in the Premises will be the same as or less than that in the adjoining mall as required by the Landlord.

     In the event Tenant requires the use of telecommunication services, including, but not limited to, credit card verification and/or other data transmission, then Tenant shall contract for such services with one of the service providers available at the Center, provided such cost is competitive in the industry in the geographic location of the Center.

Section 7.2.  Air Conditioning of Premises.
     Landlord will provide and maintain a central plant and a system of chilled media to the Premises installed at a point determined by Landlord. Tenant agrees to purchase the chilled media services from Landlord and pay Landlord annually therefor as additional rent, in equal monthly installments, in advance on the first day of each month the current Adjusted HVAC Plant Charge (which shall consist of the Minimum Charge of $1.95 per square foot of Store Floor Area per year, increased in the manner hereinafter provided).

        The Adjusted HVAC Plant Charge shall be recalculated from time to time on dates selected by the Landlord (but no less often annually, each time the Landlord's utility costs are changed, and/or each time field verification indicates that Tenant's use of the system has changed.)

        The current Adjusted HVAC Plant Charge shall be calculated by multiplying the Minimum Charge by a series of adjusting multipliers as follows:

                Adjusted HVAC Plant Charge = Minimum Charge xM xM xM xM
                                                              1  2  3  4

        (a)     M  = Capacity Multiplier
                 1

                The capacity multiplier shall be the greater of 1 or the multiplier arrived at by applying the following formula:

                M  = 1+[0.6[BTUH/33-1]]
                 1

        The factor "BTUH" shall mean BTUH/per Sq. Ft. of Store Floor Area and shall be the calculated peak design total heat gain as determined in accordance with ASHRAE procedures. Tenant's outdoor air or exhaust that is derived via the Landlord's system, and total heat gain from the roof, lights, fan motors and other items, shall be included in calculating the BTUH/per Sq. Ft. factor of this section for purposes of determining the capacity multiplier. The peak total heat gain shall be calculated using the same sun time hour as is used by Landlord in determining the peak building heat gain. (Typically 1600 hours).

        (b)     M  = Hours Multiplier
                 2

                The hours multiplier shall be the greater of 1 or the multiplier arrived at by applying the following formula:

                        M  = 1+[Extra Hours/Regular Hours]
                         2

                The term "Extra Hours" shall mean Tenant's hours use of system during times other than the originally established regular weekly hours of the Center. The term "Regular Hours" shall mean originally established regular weekly hours of the Center.

        (c)     M  = Utility Cost Multiplier
                 3

                The utility cost multiplier shall be the multiplier arrived at by applying the following formula:

                        M  = 1+[0.5[Current Cost/Original Cost-1]]
                         3
                The term "Current Cost" shall mean "Utility Cost" based on rates in effect on the selected date. The term "Original Cost" shall mean Utility Cost based on rates in effect on March 31, 1994. The term "Utility Cost" shall mean the cost to Landlord of the utilities necessary for furnishing chilled media to the Premises, including all charges made to Landlord by the public utilities furnishing the same and based on the original consumption and demands estimated for the Central HVAC System and building.

        (d)     M  = Maintenance Cost Multiplier
                 4

                The Maintenance Cost Multiplier shall be the greater of 1 or the multiplier arrived at by applying the following formula:

                        M  = 1+[0.1[Current CPI/Original CPI-1]]
                         4

        The term "Current CPI" shall mean the "Consumer Price Index" on the selected date. The term "Original CPI" shall mean the "Consumer Price Index" for February 1, 1996. The term "Consumer Price Index" as used in this Section
7.2 and in Section 14.1 herein shall mean the Consumer Price Index All Items for All Urban Consumers (CPI-U, 1982-4=100)" published by the Bureau of Labor Statistics of the U.S. Department of Labor. If the publication of the Consumer Price Index of the U.S. Bureau of Labor Statistics is discontinued, comparable statistics on the purchasing power of the consumer dollar published by a responsible financial periodical selected by Landlord shall be used for making such computations.

Section 7.3.    Enforcement and Termination
        In the event of any default by Tenant, Landlord reserves the right, upon at least ten (10) days prior written notice to Tenant, in addition to all other rights and remedies available to Landlord, to cut off and discontinue, without notice or liability to Tenant, any utilities or services provided in accordance with the provisions of this Article VII. Landlord shall not be liable to Tenant in damages or otherwise if any utilities or services, whether or not furnished by Landlord hereunder, are interrupted or terminated because of repairs, installation or improvements, or any cause beyond Landlord's reasonable control, nor shall any such termination relieve Tenant of any of its obligations under this Lease. Tenant shall operate the Premises in such a way as shall note waste fuel, energy or natural resources. If Landlord provides any utilities or services under Section 7.1 or 7.2 of this Lease to tenants. Landlord may, upon written direction, require Tenant to obtain such services from a third party provider without liability for the same. No discontinuance of any utilities or services shall constitute a constructive eviction. Notwithstanding anything in this Section 7.3 to the contrary, if any utility or service provided by Landlord is interrupted by Landlord (other than due to Tenant's default) for a period of more than three (3) consecutive business days, rent shall be fairly and equitably abated to the extent such interruption in service adversely affects Tenant's business operation in the

Premises. Such abatement period shall be retroactive to the date the respective utility or service was initially interrupted and continue until such time as such utility or service is restored or an adequate alternate utility or service is provided. Rent shall not abate if the interruption in such utility or service is three (3) consecutive business days or less in duration.

                                 ARTICLE VIII

                        CONDUCT OF BUSINESS BY TENANT

Section 8.1.  Use of Premises.
     The Premises shall be occupied and used by Tenant solely for the purpose of conducting therein the business of a full service sit-down restaurant with a predominantly "adventure" or "discovery" theme, including the sale of liquor for on-premises consumption. Tenant's menu will feature American, International, and Mexican entrees. Tenant shall not use or permit or suffer the use of the Premises for any other business or purpose. Tenant is hereby specifically prohibited from selling, offering for sale, giving away or displaying Mall of America merchandise or any other merchandise or items that bear the Mall of America name, trademark, service mark or logo thereon without Landlord's prior written consent thereto which consent may be given or withheld by Landlord in Landlord's sole and absolute discretion and Landlord's failure to give such consent shall not be deemed unreasonable.

Section 8.2.  Prompt Occupancy and Use.
     Tenant will occupy the Premises upon the Commencement Date and thereafter continuously operate and conduct in one hundred percent (100%) of the Premises during each hour of the entire Lease Term when Tenant is required under this Lease to be open for business the business permitted under Section 8.1 hereof, with a full staff and full stock of merchandise, using only such minor portions of the Premises for storage and office purposes as are reasonably required.
The parties agree that: Landlord has relied upon Tenant's occupancy and operation in accordance with the foregoing provisions; because of the difficulty or impossibility of determining Landlord's damages which would result from Tenant's violation of such provisions, including but not limited to damages from loss of Percentage Rent from Tenant and other tenants, and diminished saleability, mortgageability and economic value, Landlord shall be entitled to liquidated damages if it elects to pursue such remedy; therefore for any day that Tenant does not fully comply with the provisions of this Section 8.2 the Minimum Annual Rent, prorated on a daily basis, shall be increased by twenty-five percent (25%), such increased sum representing the damages which the parties agree Landlord will suffer by Tenant's noncompliance. In addition to all other remedies, Landlord shall have the right to obtain specific performance by Tenant upon Tenant's failure to comply with the provisions of this Section 8.2.

     Notwithstanding the foregoing, Tenant may temporarily cease operating its business in the Premises for reasonable periods as approved by Landlord (which approval shall not be unreasonably withheld) in which Tenant is carrying on remodeling activities (which includes the repair or replacement of equipment), provided Tenant gives Landlord's Center manager at least ten (10) days prior notice of the anticipated dates Tenant will be closed and provided such remodeling activities have Landlord's prior approval. Rent shall not abate while Tenant is closed for remodeling.

Section 8.3.  Conduct of Business.
     Such business shall be conducted (a) under the name HOTEL DISCOVERY unless another name is previously approved in writing by the Landlord; and (b) in such manner as shall assure the transaction of a maximum volume of business in and at the Premises. Tenant's store shall be and remain open at least from 10:00 A.M. until 9:00 P.M. each day of the week (except Tenant may remain open until Midnight with Landlord's prior approval), except Sunday, on Sunday from 12:00 P.M. until 6:00 P.M., and in addition, during all days, nights and hours (including Sundays as permitted by law) but, in any event, not before 10:00 A.M., that any Major Tenant in the Center (as referred to in Section 4.2 above) is open for business, and such other days, nights and hours as Landlord shall require or approve in writing.

Section 8.4.  Operation by Tenant.
     Tenant covenants and agrees that it will: not place or maintain any merchandise, vending machines or other articles in any vestibule or entry of the Premises or outside the Premises; store garbage, trash, rubbish and other refuse in rat-proof and insect-proof containers inside the Premises, and remove the same frequently and regularly and, if directed by Landlord, by such means and methods and at such times and intervals as are designated by Landlord, all at Tenant's expense; not permit any sound system audible, or objectionable advertising medium visible, outside the Premises; keep all mechanical equipment free of vibration and noise and in good working order and condition; not commit or permit waste or a nuisance upon the Premises; not permit or cause noxious odors to emanate or be dispelled from the Premises; not solicit business in the Common Areas nor distribute advertising matter to, in or upon any Common Areas; not permit the loading or unloading or the parking or standing of delivery vehicles outside any area designated therefor, nor permit any use of vehicles which will interfere with the use of any Common Areas; comply with all laws, recommendations, ordinances, rules and regulations of governmental, public, private and other authorities and agencies, including those with authority over insurance rates, with respect to the use or occupancy of the Premises, and including but not limited to the Williams-Steiger Occupational Safety and Health Act; light the show windows of the Premises and all signs each night of the year for not less than one (1) hour after the Premises is permitted to be closed; not permit any noxious, toxic or corrosive fuel or gas, dust, dirt or fly ash on the Premises; not place a load on any floor in the Center which exceeds the floor load per square foot which such floor was designed to carry.

Section 8.5.  Storage.
     Tenant shall store in the Premises only merchandise which Tenant intends to sell at, in or from the Premises, within a reasonable time after receipt thereof.

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
Section 8.6.  Painting, Decorating, Displays, Alterations.
     Tenant will not paint, decorate or change the architectural treatment of any part of the exterior of the Premises nor any part of the interior of the Premises visible from the exterior nor make any structural alterations, additions or changes in the Premises without Landlord's written approval thereto, and will promptly remove any paint, decoration, alteration, addition or changes applied or installed without Landlord's approval and restore the Premises to an acceptable condition or take such other action with respect thereto as Landlord directs. Notwithstanding the foregoing, Tenant shall be permitted to paint, decorate, alter, add or change the interior of the Premises (but not change the general "adventure" or "discovery" theme) without Landlord's prior approval thereto provided such work does not exceed Twenty Thousand and 00/100 Dollars ($20,000.00) in cost in any twelve (12) month period and provided further such work shall be non-storefront, non-mechanical, non-utility and non-structural in nature.

     Tenant will install and maintain at all times, subject to the other provisions of this Section 8.6, merchandise displays in any show windows on the Premises; the arrangement, style, color and general appearance thereof and of displays in the interior of the Premises which are visible from the exterior, including, but not limited to, window displays, advertising matter, signs, merchandise and store fixtures, shall be maintained in keeping with the character and standards of the Center.

Section 8.7.  Other Operations.
     If during the Lease Term Tenant directly or indirectly operates, manages or has any interest whatsoever in any other store or business operated for a purpose or business substantially similar to the business permitted under
Section 8.1 hereof within a radius of five (5) miles of the Center (excluding downtown Minneapolis), it will injure Landlord's ability and right to receive Percentage Rent (such ability and right being a major consideration for this Lease and the construction of the Center). Accordingly, if Tenant operates, manages or has such interest in any such store or business within such radius, 100% of all sales made from any such other store or business shall be included in the computation of Gross Sales for the purpose of determining Percentage Rent under this Lease as though said Gross Sales had actually been made at, in or from the Premises. Landlord shall have all rights of inspection of books and records with respect to such stores or businesses as it has with respect to the Premises; and Tenant shall furnish to Landlord such reports with respect to Gross Sales from such other store or business as it is herein required to furnish with respect to the Premises.

Section 8.8.  Emissions and Hazardous Materials.
     Tenant shall not, without the prior written consent of Landlord, cause or permit, knowingly or unknowingly, any Hazardous Material (hereinafter defined) to be brought or remain upon, kept, used, discharged, leaked, or emitted in or about, or treated at the Premises or the Center. As used in this Lease, "Hazardous Material(s)" shall mean any hazardous, toxic or radioactive substance, material, matter or waste which is or becomes regulated by any federal, state or local law, ordinance, order, rule, regulation, code or any other governmental restriction or requirement, and shall include asbestos, petroleum products and the terms "Hazardous Substance" and "Hazardous Waste" as defined in the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), as amended, 42 U.S.C. Section 9601 et seq., and the Resource Conservation and Recovery Act ("RCRA"), as amended, 42 U.S.C. Section 6901 et seq. However, "Hazardous Materials" shall not include substances which are used in the ordinary course of a business similar to Tenant's business as permitted pursuant to Section 8.1 of this Lease provided, however, that such substances are used, handled, transported, stored and disposed of in strict compliance with any applicable federal, state or local law, statute, rule, regulation, code, ordinance or any other governmental restriction or requirement. If such substances are not so used, handled, transported, stored or disposed of then they shall be deemed "Hazardous Materials" for purposes of this Lease. To obtain Landlord's consent, Tenant shall prepare an "Environmental Audit" for Landlord's review. Such Environmental Audit shall list: (1) the name(s) of each Hazardous Material and a Material Safety Data Sheet (MSDS) as required by the Occupational Safety and Health Act; (2) the volume proposed to be used, stored and/or treated at the Premises (monthly);
(3) the purpose of such Hazardous Material; (4) the proposed on-premises storage location(s); (5) the name(s) of the proposed off-premises disposal entity; and (6) an emergency preparedness plan in the event of a release. Additionally, the Environmental Audit shall include copies of all required federal, state, and local permits concerning or related to the proposed use, storage, or treatment of any Hazardous Material(s) at the Premises. Tenant shall submit a new Environmental Audit whenever it proposes to use, store, or treat a new Hazardous Material at the Premises or when the volume of existing Hazardous Materials to be used, stored, or treated at the Premises expands by ten percent (10%) during any thirty (30) day period. If Landlord in its reasonable judgment finds the Environmental Audit acceptable, then Landlord shall deliver to Tenant Landlord's written consent. Notwithstanding such consent, Landlord may revoke its consent upon: (1) Tenant's failure to remain in full compliance with applicable environmental permits and/or any other requirements under any federal, state, or local law, ordinance, order, rule, regulation, code or any other governmental restriction or requirement (including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), as amended, 42 U.S.C. Section 9601 et seq., and the Resource Conservation and Recovery Act ("RCRA"), as amended, 42 U.S.C. Section 6901 et seq.) related to environmental safety, human health, or employee safety; (2) the Tenant's business operations pose or potentially pose a human health risk to other Tenants; or (3) the Tenant expands its use, storage, or treatment of any Hazardous Material(s) in a manner inconsistent with the safe operation of a shopping center. Should Landlord consent in writing to Tenant bringing, using, storing or treating any Hazardous Material(s) in or upon the Premises or the Center, Tenant shall strictly obey and adhere to any and all federal, state or local laws, ordinances, orders, rules, regulations, codes or any other governmental restrictions or requirements (including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), as amended, 42 U.S.C.
Section 9601 et seq., and the Resource Conservation and Recovery Act ("RCRA"), as amended, 42 U.S.C. Section 6901 et seq.) which in any way regulate, govern or impact Tenant's possession, use, storage, treatment or disposal of said Hazardous Material(s). In addition, Tenant represents and warrants to Landlord that (1) Tenant shall apply for and remain in compliance with any and all federal, state or local permits in regard to Hazardous Materials; (2) Tenant shall report to any and all applicable governmental authorities any release of reportable quantities of any Hazardous Material(s) as required by any and all federal, state or local laws, ordinances, orders, rules, regulations, codes or any other governmental restrictions or requirements; (3) Tenant, within five
(5) days of receipt, shall send to Landlord a copy of any notice, order, inspection report, or other document issued by any governmental authority relevant to the Tenant's compliance status with environmental or

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
health and safety laws; and (4) Tenant shall remove from the Premises all Hazardous Materials at the termination of this Lease.

        In addition to, and in no way limiting, Tenant's duties and obligations as set forth in Section 11.6 of this Lease, should Tenant breach any of its duties and obligations as set forth in this Section 8.8 of this Lease, or if the presence of any Hazardous Material(s) on the Premises results in contamination of the Premises, the Center, any land other than the Center, the atmosphere, or any water or waterway (including groundwater), or if contamination of the Premises or of the Center by any Hazardous Material(s) otherwise occurs for which Tenant is otherwise legally liable to Landlord for damages resulting therefrom. Tenant shall indemnify, save harmless and, at Landlord's option and with attorneys approved in writing by Landlord, defend Landlord, and its contractors, agents, employees, partners, officers, directors, and mortgagees, if any, from any and all claims, demands, damages, expenses, fees, costs, fines, penalties, suits, proceedings, actions, causes of action, and losses of any and every kind and nature (including, without limitation, diminution in value of the Premises or the Center, damages for the loss or restriction on use of the rentable or usable space or of any amenity of the Premises or the Center, damages arising from any adverse impact on marketing space in the Center, and sums paid in settlement of claims and for attorney's fees, consultant fees and expert fees, which may arise during or after the Lease Term or any extension thereof as a result of such contamination). This includes, without limitation, costs and expenses, incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of the presence of Hazardous Material(s) on or about the Premises or the Center, or because of the presence of Hazardous Material(s) anywhere else which came or otherwise emanated from Tenant or the Premises. Without limiting the foregoing, if the presence of any Hazardous Material(s) on or about the Premises or the Center caused or permitted by Tenant results in any contamination of the Premises or the Center, Tenant shall, at its sole expense, promptly take all actions and expense as are necessary to return the Premises and/or the Center to the condition existing prior to the introduction of any such Hazardous Material(s) to the Premises or the Center; provided, however, that Landlord's approval of such actions shall first be obtained in writing.

Section 8.9.  Sales and Dignified Use.

        No public or private auction or any fire, "going out of business," bankruptcy or similar sales or auctions shall be conducted in or from the Premises and the Premises shall not be used except in a dignified and ethical manner consistent with the general high standards of merchandising in the Center and not in a disreputable or immoral manner or in violation of national, state or local laws. The foregoing shall not, however, restrict Tenant from conducting periodic sales of retail merchandise from the Premises.

                                  ARTICLE IX

                        MAINTENANCE OF LEASED PREMISES


Section 9.1.  Maintenance by Landlord.

        Landlord shall keep or cause to be kept the foundations, roof and structural portions of the walls of the Premises in good order, repair and condition except for damage thereto due to the acts or omissions of Tenant, its agents, employees or invitees. Landlord shall commence required repairs as soon as reasonably practicable after receiving written notice from Tenant thereof. This Section 9.1 shall not apply in case of damage or destruction by fire or other casualty or condemnation or eminent domain, in which events the obligations of Landlord shall be controlled by Article XVI and XVII. Except as provided in this Section 9.1 Landlord shall not be obligated to make repairs, replacements or improvements of any kind upon the Premises unless caused by the negligent or intentional acts or omissions of Landlord, or to any equipment, merchandise, stock in trade, facilities or fixtures therein, all of which shall be Tenant's responsibility, but Tenant shall give Landlord prompt written notice of any accident, casualty, damage or other similar occurrence in or to the Premises or the Common Areas of which Tenant has knowledge. In performing its work hereunder, Landlord agrees that it shall comply with all laws, ordinance, rules, regulations and orders of governmental bodies and agencies having jurisdiction thereover applicable as of the date such work is performed or caused to be performed by Landlord.

Section 9.2.  Maintenance by Tenant.

        Tenant shall at all times keep the Premises (including all entrances and vestibules) and all partitions, window and window frames and mouldings, glass, store fronts, doors, door openers, fixtures, equipment and appurtenances thereof (including lighting, heating, electrical, plumbing, ventilating and air conditioning fixtures and systems and other mechanical equipment and appurtenances) and all parts of the Premises, and parts of Tenant's Work not on the Premises, not required herein to be maintained by Landlord, in good order, condition and repair and clean, orderly, sanitary and safe, damage by unavoidable casualty excepted, (including but not limited to doing such things as are necessary to cause the Premises to comply with applicable laws, ordinances, rules, regulations and orders of governmental and public bodies and agencies, such as but not limited to the Williams-Steiger Occupational Safety and Health Act). If replacement of equipment, fixtures and appurtenances thereto is necessary, Tenant shall replace the same with new or completely reconditioned equipment, fixtures and appurtenances, and repair all damages done in or by such replacement. If Tenant fails to perform its obligations hereunder, Landlord with notice may, but shall not be obligated to, perform Tenant's obligations or perform work resulting from Tenant's acts, actions or omissions and add the cost of the same to the next installment of Minimum Monthly Rent due hereunder to be repaid in full.

Section 9.3.  Surrender of Premises.

        At the expiration or earlier termination of the Lease Term, Tenant shall surrender the Premises in the same condition as they were required to be in on the Required Completion Date, reasonable wear and tear and damage by unavoidable casualty excepted, and deliver all keys for, and all combinations on locks, safes and vaults in, the Premises to Landlord at Landlord's notice address as specified in Section 24.7 or, at Landlord's option, to the office of the Center's general manager.

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
                                   ARTICLE X

               SIGNS, AWNINGS, CANOPIES, FIXTURES, ALTERATIONS

Section 10.1.  Fixtures.
     All fixtures installed by Tenant shall be new. At least every five (5) years, upon the request of Landlord, Tenant shall refurbish all or any portion of the interior of the Premises so that the furnishings, furniture, flooring, wall fixtures and coverings, equipment and other appurtenances in the Premises shall be in keeping with the contemporary decor of the Center.

Section 10.2.  Removal and Restoration by Tenant.
     All alterations, changes and additions and all improvements (excluding Tenant's furniture, trades fixtures and equipment and other personal property not belonging to Tenant), including leasehold improvements, made by Tenant, or made by Landlord on Tenant's behalf, whether part of Tenant's Work or not and whether or not paid for wholly or in part by Landlord, shall remain Tenant's property for the Lease Term. Any alterations, changes, additions and improvements shall immediately upon the termination of this Lease become Landlord's property, be considered part of the Premises, and not be removed at or prior to the end of the Lease Term without Landlord's written consent. If Tenant fails to remove any shelving, decorations, equipment, trade fixtures or personal property from the Premises prior to the end of the Lease Term, they shall become Landlord's property and Tenant shall repair or pay for the repair of any damage done to the Premises resulting from removing same but not for painting or redecorating the Premises.

Section 10.3.  Tenant's Liens.
     A. Tenant shall not suffer any mechanics' or materialmen's lien to be filed against the Premises or the Center by reason of work, labor, services or materials performed or furnished to Tenant or anyone holding any part of the Premises under Tenant. If any such lien shall at any time be filed as aforesaid. Tenant may contest the same in good faith, but, notwithstanding such contest, Tenant shall, within thirty (30) days (or such shorter period of time as may be reaonably necessary if Landlord's or Landlord's mortgagee's interest in the Premises or the Center is in immediate jeopardy or if Landlord's ability to sell, finance or re-finance the Center or any portion thereof is adversely affected as a result of such lien) after the filing thereof, cause such lien to be released of record by payment, bond, order of a court of competent jurisdiction, or otherwise in a manner satisfactory to Landlord and its mortgagee. In the event of Tenant's failure to release of record any such lien within the aforesaid period, Landlord, any affiliate of Landlord or any party who delivered a guaranty with respect to any financing of the Center or the Premises may remove said lien by paying the full amount thereof or by bonding or in any other manner Landlord, any affiliate of Landlord or any party who delivered a guaranty with respect to any financing of the Center or the Premises deems appropriate, without investigating the validity thereof, and irrespective of the fact that Tenant may contest the propriety or the amount thereof, and Tenant, upon demand, shall pay Landlord the amount so paid out by Landlord in connection withe the discharge of said lien, together with interest thereon at the rate set forth in Section 4.2 herein and reasonable expenses incurred in connection therewith, including reasonable attorneys' fees, which amounts are due and payable in full to Landlord as additional rent on the first day of the next following month. Nothing contained in this Lease shall be construed as a consent on the part of Landlord to subject Landlord's estate in the Premises to any lien or liability under the lien laws of the State of Minnesota. Tenant's obligation to observe and perform any of the provisions of this Section 10.3 shall survive the expiration of the Lease Term or the earlier termination of this Lease.

     B. Tenant shall not create or suffer to be created a security interest or other lien against any improvements, additions or other construction made by Tenant in or to the Premises or against any equipment or fixtures installed by Tenant therein (other than Tenant's property), and should any security interest be created in breach of the foregoing, Landlord, any affiliate of Landlord or any party who delivered a guaranty with respect to any financing of the Center or the Premises shall be entitled to discharge the same by exercising the rights and remedies afforded it under paragraph A of this Section. Notwithstanding anything herein in this Section 10.3B, which may be to the contrary, Tenant shall have the right, at any time during the Lease Term, to grant to a bona-fide third party lender or other financial institution a lien or security interest on all or a part of Tenant's personal property, furniture, inventory, trade fixtures (but not permanently affixed leasehold improvements which by the terms of this Lease become Landlord's property), business equipment and other chattels for fianancing purposes. Landlord hereby waives any lien or security interest it may have in Tenant's personal property, furniture, inventory, trade fixtures (but not permanently affixed leasehold improvements which by the terms of this Lease become Landlord's property), business equipment and other chattels used by Tenant as collateral or security for financing purposes, and upon Tenants, written request, if no default exists hereunder, Landlord agrees to execute an instrument confirming the same. In no event shall Tenant be permitted to use the Lease as collateral or security for financing purposes and in no event whatsoever shall Landlord be obligated or required to consent to or recognize a collateral assignment of this Lease by Tenant.

Section 10.4.  Signs, Awnings and Canopies.
     Tenant will not place or permit on any exterior door or window or any exterior wall of the Premises any sign, awning, canopy, advertising matter, decoration, lettering or other thing of any kind which does not comply with the Sign Criteria set forth in Exhibit "E" attached hereto.

                                   ARTICLE XI

                                   INSURANCE

Section 11.1.  By Landlord.
     Landlord shall carry public liability insurance on those portions of the Common Areas included in the Total Tract providing coverage of not less than $5,000,000.00 against liability for bodily injury including death and personal injury for


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
any one (1) occurrence and $1,000,000.00 property damage insurance, or combined single limit insurance in the amount of $5,000,000.00.

     Landlord shall also carry insurance for fire, extended coverage, vandalism, malicious mischief and other endorsements deemed advisable by Landlord, insuring all improvements on the Total Tract, including the Premises and all leasehold improvements thereon and appurtenances thereto (excluding Tenant's merchandise, trade fixtures, furnishings, equipment, personal property and excluding plate glass) for the full insurable value thereof, with such deductibles as Landlord deems advisable, such insurance coverage to include improvements provided by Tenant as set forth in Exhibit "C" and "C-2" as Tenant's Work (excluding wall covering, floor covering, carpeting and drapes) and Landlord's Work as defined in Exhibit "C"; Tenant agrees to pay Landlord, as additional rent, 25 cents per year for each square foot of Store Floor Area payable in equal installments on the first day of every calendar month during the Lease Term, as Tenant's share of the cost of the premiums for such insurance described above in this sentence. At the end of the first Partial Lease Year and each Lease Year thereafter, the amount thus to be paid by Tenant shall be adjusted upward or downward (but shall never be less than the above amount) in direct ratio to the increase or decrease in the cost of the premiums paid by Landlord for such insurance coverage. Upon Tenant's written request therefor, Landlord shall provide Tenant with a copy of the bill for Landlord's insurance premiums.

Section 11.2.  By Tenant.
     Tenant agrees to carry public liability insurance on the Premises during the Lease Term, covering the Tenant and naming the Landlord, Simon DeBartolo Group, Inc. and M.S. Management Associates, Inc., as additional named insured, with terms and companies satisfactory to Landlord, for limits of not less than $5,000,000.00 for bodily injury, including death, and personal injury for any one (1) occurrence, $1,000,000.00 property damage insurance or a combined single limit of $5,000,000.00. Tenant's insurance will include contractual liability coverage recognizing this Lease, products and completed operations liability and providing that Landlord and Tenant shall be given a minimum of sixty (60) days written notice by the insurance company prior to cancellation, termination or change in such insurance. Tenant also agrees to carry insurance against fire and such other risks as are from time to time required by Landlord, including, but not limited to, a standard "All-Risk" policy of property insurance protecting against all risk of physical loss or damage, including without limitation, sprinkler leakage coverage and plate glass insurance covering all plate glass in the Premises (including store fronts), in amounts not less than the actual replacement cost, covering all of Tenant's merchandise, trade fixtures, furnishing, wall covering, floor covering, carpeting, drapes, equipment and all items of personal property of Tenant located on or within the Premises. Tenant shall provide Landlord with certificates evidencing that such insurance is in full force and effect and stating the terms thereof. The minimum limits of the comprehensive general liability policy of insurance shall in no way limit or diminish Tenant's liability under Section 11.6 hereof and shall be subject to increase at any time, and from time to time. Within ten (10) days after demand therefor by Landlord, Tenant shall furnish Landlord with evidence that it has complied with such demand.

Section 11.3.  Mutual Waiver of Subrogation Rights.
     Landlord and Tenant and all parties claiming under them mutually release and discharge each other from all claims and liabilities arising from or caused by any casualty or hazard covered or required hereunder to be covered in whole or in part by insurance on the Premises or in connection with property on or activities conducted on the Premises, and waive any right of subrogation which might otherwise exist in or accrue to any person on account thereof and evidence such waiver by endorsement to the required insurance policies, provided that such release shall not operate in any case where the effect is to invalidate or increase the cost of such insurance coverage (provided, that in the case of increased cost, the other party shall have the right, within thirty
(30) days following written notice, to pay such increased cost, thereby keeping such release and waiver in full force and effect).

Section 11.4.  Waiver.
     Except for the intentional misconduct or negligence of Landlord, its agents or employees, Landlord, its agents and employees, shall not be liable for, and Tenant waives all claims for, damage, including but not limited to consequential damages, to person, property or otherwise, sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon any part of the Center including, but not limited to, claims for damage resulting from: (a) any equipment or appurtenances becoming out of repair; (b) Landlord's failure to keep any part of the Center in repair; (c) injury done or caused by wind, water, or other natural element; (d) any defect in or failure of plumbing, heating or air conditioning equipment, electric wiring or installation thereof, gas, water, and steam pipes, stairs, porches, railings or walks; (e) broken glass; (f) the backing up of any sewer pipe or downspout; (g) the bursting, leaking or running of any tank, tub, washstand, water closet, waste pipe, drain or any other pipe or tank in, upon or about the Premises; (h) the escape of steam or hot water; (i) water, snow or ice upon the Premises; (j) the falling of any fixture, plaster or stucco; (k) damage to or loss by theft or otherwise of property of Tenant or others; (l) acts or omissions of persons in the Premises, other tenants in the Center, occupants of nearby properties, or any other persons; and (m) any act or omission of owners of adjacent or contiguous property. All property of Tenant kept in the Premises shall be so kept at Tenant's risk only and Tenant shall save Landlord harmless from claims arising out of damage to the same, including subrogation claims by Tenant's insurance carrier.

Section 11.5.  Insurance - Tenant's Operation.
     Tenant will not do or suffer to be done anything which will contravene Landlord's insurance policies or prevent Landlord from procuring such policies in amounts and companies selected by Landlord. If anything done, omitted to be done or suffered to be done by Tenant in, upon or about the Premises shall cause the rates of any insurance effected or carried by Landlord on the Premises or other property to be increased beyond the regular rate from time to time applicable to the Premises for use for the purpose permitted under this Lease, or such other property for the use or uses made thereof, Tenant will pay the amount of such increase promptly upon Landlord's demand and Landlord shall have the right to correct any such condition at Tenant's expense. In the event that this Lease so permits and Tenant engages in the preparation of food or packaged foods or engages in the use, sale or storage of inflammable or combustible material, Tenant shall install chemical extinguishing devices (such as ansul) approved by Underwriters Laboratories and Factory Mutual and the installation thereof must be approved by the appropriate local authority. Tenant shall keep such devices under service as required by such organizations. If gas is used in the Premises, Tenant shall install gas cut-off devices (manual and automatic).

Section 11.6.   Indemnification.

        Except to the extent caused by the negligent act or intentional misconduct of Landlord, its partners, agents, employees or property manager, Tenant shall save harmless, indemnify, and at Landlord's option, defend Landlord, its agents and employees, and mortgagee, if any, from and against any and all liability, liens, claims, demands, damages, expenses, fees (including reasonable attorneys' fees), costs, fines, penalties, suits, proceedings, actions and causes of action of any and every kind and nature arising or growing out of or in any way connected with Tenant's use, occupancy, management or control of the Premises or Tenant's operations, conduct or activities in the Center.

        Except to the extent caused by the negligent act or intentional misconduct of Tenant, its partners, agents, employees or store manager, and except for claims waived by Tenant pursuant to Section 11.4 above, Landlord shall save harmless, indemnify, and at Tenant's option, defend Tenant, its agents and employees from and against any and all liability, liens, claims, demands, damages, expenses, fees (including reasonable attorneys' fees), costs, fines, penalties, suits, proceedings, actions and causes of action of any and every kind and nature arising or growing out of or in any way connected with Landlord's use, occupancy, management or control of the Common Areas or Landlord's operations, conduct or activities in the Center.

Section 11.7.  Dramshop Insurance.

        The Tenant agrees that it will purchase and maintain so-called "dramshop" insurance insuring both Landlord and Tenant with adequate limits in the event the State of Minnesota now has, or hereafter enacts a statute which provides that a judgment obtained against a retailer, or any other person or entity, who dispenses alcoholic beverages to unauthorized persons, as defined by said statute, shall be a lien against the real estate from which said alcoholic beverages were illegally dispensed (sometimes referred to as a dram shop act).

                                 ARTICLE XII

                  OFFSET STATEMENT, ATTORNMENT, SUBORDINATION

Section 12.1.   Offset Statement.

        With ten (10) days after either party's written request the other party shall deliver, executed in recordable form a declaration to any person designated by such party (a) ratifying this Lease; (b) stating the commencement and termination dates; and (c) certifying (i) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writings as shall be stated), (ii) that all conditions under this Lease to be performed by Landlord or Tenant (as the case may be) have been satisfied (stating exceptions, if any), (iii) that to the best of such party's knowledge, without further inquiry, no defenses or offsets against the enforcement of this Lease by Landlord exist (or stating those claimed): (iv) as to advance rent, if any, paid by Tenant, (v) the date to which rent has been paid, (vi) as to the amount of security deposited with Landlord, and such other information as the requesting party reasonably requires. Persons receiving such statements shall be entitled to rely upon them.

Section 12.2.   Attornment.

        Tenant shall, in the event of a sale or assignment of Landlord's interest in the Premises or the building in which the Premises is located or this Lease or the Total Tract, or if the Premises or such building comes into the hands of a mortgagee, ground lessor or any other person whether because of a mortgage foreclosure, exercise of a power of sale under a mortgage, termination of the ground lease, or otherwise, attorn to the purchaser or such mortgagee or other person and recognize the same as Landlord hereunder. Tenant shall execute, at Landlord's request, any reasonable attornment agreement required by any mortgagee, ground lessor or other such person to be executed, containing such provisions as such mortgagee, ground lessor or other person reasonably requires so long as Tenant's rights under this Lease are not reduced or obligations increased.

Section 12.3.   Subordination.

        A. Mortgage. This Lease shall be secondary, junior and inferior at all times to the lien of any mortgage and to the lien of any deed of trust or other method of financing or refinancing (hereinafter collectively referred to as "mortgage") now or hereafter existing against all or a part of the Total Tract, and to all renewals, modifications, replacements, consolidations and extensions thereof, and Tenant shall execute and deliver all reasonable documents requested by any mortgagee or security holder to effect such subordination so long as Tenant's rights under this Lease are not reduced or obligations increased.

        B. Construction, Operation and Reciprocal Easement Agreements. This Lease is subject and subordinate to one (1) or more construction, operation, reciprocal easement or similar agreements (hereinafter referred to as "Operating Agreements") entered into or hereafter to be entered into between Landlord and other owners or lessees of real estate (including but not limited to owners and operators of department stores) within or near the Center (which Operating Agreements have been or will be recorded in the official records of the County wherein the Center is located) and to any and all easements and easement agreements which may be or have been entered into with or granted to any persons heretofore or hereafter, whether such persons are located within or upon the Center or not, and Tenant shall execute such reasonable instruments as Landlord requests to evidence such subordination.

Section 12.4  Failure to Execute Instruments.
    Tenant's failure to execute instruments or certificates provided for in this Article XII within thirty (30) days after the mailing by Landlord of a written request shall be a default under this Lease.

Section 12.5.  Non-Disturbance.
    Upon Tenant's written request, Landlord agrees to request from its mortgagee or other security holder whose interest in the Premises is superior to Tenant's interest therein a non-disturbance agreement which shall provide that in the event Landlord defaults under such mortgage or other security instrument, Tenant's possession of the Premises shall not be disturbed so long as Tenant is not in breach of or default of this Lease. Landlord shall not be liable or responsible for any fees or expenses charged by such mortgagee or security holder in attempting to secure such non-disturbance agreement. Further, any mortgagee's or security holder's failure or refusal to execute a non-disturbance shall not be deemed to be a breach or default of this Lease by Landlord.

                                 ARTICLE XIII

                    ASSIGNMENT, SUBLETTING AND CONCESSIONS

Section 13.1.  Consent Required.
    Tenant shall not sell, assign, mortgage, pledge or in any manner transfer this Lease or any interest therein, nor sublet all or any part of the Premises, nor license concessions nor lease departments therein, without Landlord's prior written consent in each instance which consent shall not be unreasonably withheld or delayed, provided Tenant and its proposed assignee, sublessee or other transferee comply with and satisfy the terms, conditions and provisions of subparagraphs #1 through #6 below. Consent by Landlord to any assignment or subletting shall not waive the necessity for consent to any subsequent assignment or subletting. This prohibition shall include a prohibition against any subletting or assignment by operation of law. If this Lease is assigned or the Premises or any part sublet or occupied by anybody other than Tenant, Landlord may collect rent from the assignee, subtenant or occupant and apply the same to the rent herein reserved, but no such assignment, subletting, occupancy or collection of rent shall be deemed a waiver of any restrictive covenant contained in this Section 13.1 or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance by Tenant of any covenants on the part of Tenant herein contained. Any assignment
(a) as to which Landlord has consented; or (b) which is required by reason of a final nonappealable order of a court of competent jurisdiction; or (c) which is made by reason of and in accordance with the provisions of any law or statute, including, without limitation, the laws governing bankruptcy, insolvency or receivership shall be subject to all terms and conditions of this Lease, and shall not be effective or deemed valid unless, at the time of such assignment:

    1. Each assignee or sublessee shall agree, in a written agreement satisfactory to Landlord, to assume and abide by all of the terms and provisions of this Lease, including those which govern the permitted uses of the Premises described in Article VIII herein; and

    2. Each assignee or sublessee has submitted a current financial statement, prepared by a certified public accountant, showing a net worth at least equal to Tenant's net worth as of the date of this Lease or the date immediately preceding the date of such assignment or subletting, whichever is greater; and

    3. Each assignee or sublessee has submitted, in writing, evidence satisfactory to Landlord of retailing or restaurant experience in regional shopping centers; and

    4. The business reputation of each assignee or sublessee shall meet or exceed generally acceptable commercial standards; and

    5. The use of the Premises by each assignee or sublessee shall not violate, or create any potential violation of applicable laws, codes or ordinances, nor violate any other agreements affecting the Premises, Landlord or other tenants in the Center.

    6. Tenant shall pay Landlord an Assignment Fee as reimbursement for administrative and legal expenses incurred by Landlord in connection with any assignment or subletting. The Assignment Fee initially will be One Thousand and 00/100 Dollars ($1,000.00) and shall increase by One Hundred and 00/100 Dollars ($100.00) at the end of each full Lease Year of the Lease Term.

    In the event of any assignment or subletting as provided above, there shall be paid to Landlord, in addition to the Minimum Annual Rent and other charges due Landlord pursuant to this Lease, such additional consideration as shall be attributable to the right of use and occupancy of the Premises, whenever the same is receivable by Tenant, together with, as additional rent, the excess, if any, of the rent and other charges payable by the assignee or sublessee over the Minimum Annual Rent and other charges payable under the Lease to Landlord by Tenant pursuant to this Lease. Such additional rent shall be paid to Landlord concurrently with the payments of Minimum Annual Rent required under this Lease, and Tenant shall remain primarily liable for such payments. Notwithstanding any assignment or subletting, Tenant shall remain fully liable on this Lease and for the performance of all terms, covenants and provisions of this Lease.

     Anything contained in the foregoing provisions of this Section to the contrary notwithstanding, neither Tenant nor any other person having an interest in the possession, use, occupancy or utilization of the Premises shall enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of space in the Premises which provides for rental or other payment for such use, occupancy or utilization based, in whole or part, on the net income or profits derived by any person from the Premises leased, used, occupied, or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises.

Section 13.2.  Change in Ownership.
     If Tenant or the guarantor of this Lease, if any, is a corporation the stock of which is not traded on any national securities exchange (as defined in the Securities Exchange Act of 1934, as amended) or the NASDAQ Stock Market, then the following shall constitute an assignment of this Lease for all purposes of this Article XIII: (i) the merger, consolidation or reorganization of such corporation; and/or (ii) the sale, issuance, or transfer, cumulatively or in one transaction, of any voting stock, by Tenant or the guarantor of this Lease or the stockholders of record of either as of the date of this Lease, which results in a change in the voting control of Tenant or the guarantor of this Lease, except any such transfer by inheritance or testamentary disposition. If Tenant or the guarantor of this Lease, if any, is a joint venture, partnership, or other association, then for all purposes of this
Article XIII, the sale, issuance or transfer, cumulatively or in one transaction, of either voting control or of a fifty percent (50%) interest, or the termination of any joint venture, partnership or other association, shall constitute an assignment, except any such transfer by inheritance or testamentary disposition.

                                  ARTICLE XIV

                         MARKETING FUND AND ADVERTISING

Section 14.1.  Provisions Relating to Marketing Fund.
     Landlord may, at its option, create and maintain a marketing fund (hereinafter referred to as the "Fund"), the primary purpose of which is to provide sums necessary for professional marketing services which benefit the tenants in the Center. In the event Landlord does create and maintain the Fund, Tenant agrees to contribute to such Fund, beginning upon the later to occur of (a) the Commencement Date, or (b) the date the Fund is created, $0.50 per square foot of Store Floor Area, during each calendar year of the Lease Term (hereinafter referred to as "Fixed Contribution") payable in equal monthly installments, in advance, on the first day of each and every month (pro rated for partial months). Landlord shall contribute an amount equal to 1/4 of the monies collected from all tenants in the Center during each calendar year, which sum may be paid in whole or in part by Landlord, at its option, by providing the services of a Marketing Director or other person or persons under Landlord's exclusive control to help organize and implement marketing programs using assets from the Fund. Any overpayment or underpayment of such amount by Landlord shall be adjusted annually. The Fixed Contribution shall be increased annually commencing with the creation of the Fund based upon the increase of the Consumer Price index (as defined in Section 7.2 above) during the preceding twelve (12) month period. In addition to its other obligations contained herein, Tenant agrees that it shall participate and cooperate in all special sales and promotions sponsored by the Fund. The failure of any other tenant or any department store to contribute to the Fund shall not affect Tenant's obligations hereunder.

Section 14.2.  Advertising.
     Tenant shall furnish to Landlord an annual statement at the end of each Lease Year showing the amounts spent by Tenant on white space advertising, other advertising media, and local store marketing or promotions. Each such annual statement shall be made a part of the Gross Sales annual report required to be furnished by Tenant under Section 4.3. If Tenant's annual statement shows that Tenant has expended for such advertising, during the preceding Lease Year, less than one percent (1%) of its Gross Sales for said period, Tenant shall within thirty (30) days after the required delivery date of its annual statement contribute to the Marketing Fund referred to in Section 14.1 above the difference between the amount actually expended for such advertising and one percent (1%) of such Gross Sales. Contributions or other payments payable by Tenant to the said Marketing Fund shall not be deemed an amount expended for advertising within the meaning of this Section 14.2. All expenditures made by Tenant for advertising in connection with Tenant's other stores, if any, within a fifteen (15) mile radius from the nearest perimeter boundary of the whole Center, may be included by Tenant to comply with this Section 14.2, provided such advertising in all instances includes the Premises and encompasses or is distributed to the geographical trade area in which the whole Center is located.

Section 14.3.  Media Fund.
     Landlord may, at its option, create and maintain a Media Fund, the exclusive purpose of which shall be to pay all costs and expenses associated with the purchase of electronic, print or outdoor advertising for the promotion of the Center. In the event Landlord does create and maintain the Media Fund, Tenant agrees to contribute to such Fund, beginning upon the later to occur of
(a) the Commencement Date or (b) the date the Media Fund is created, a sum equal to $0.50 per square foot of Store Floor Area during each calendar year of the Lease Term (hereinafter referred to as "Media Fund Charge"), payable in equal monthly installments, in advance, on the first day of each and every month (pro rated for partial months).

     The Media Fund Charge shall be adjusted annually by a percentage equal to the percentage increase or decrease in the electronic, print and outdoor advertising rates of the media used for advertising and promotions in the preceding calendar year in the media market in which the Center is located, provided, however that said charge shall not be less than as originally set forth herein. Within ninety (90) days following the close of each calendar year, Landlord shall furnish Tenant a statement for the preceding calendar year showing the amounts expended by Landlord for media advertising. Tenant hereby authorizes Landlord to use Tenant's trade name and a brief description of Tenant's business in connection with any media advertising purchased pursuant to this Section.

Section 14.4.  Merchants' Association.
     Landlord may, at its option, create and maintain a Merchants' Association (the "Association") in lieu of the Fund and the Media Fund. In that event, Tenant agrees to contribute to the Association, beginning upon the later to occur of (a) the Commencement Date or (b) the date the Association is created, the sum of the amounts Tenant would be obligated to contribute to the Fund and the Media Fund under Section 14.1 and 14.3 had Landlord created and maintained the Fund and the Media Fund. Such amount shall be payable by Tenant to the Association in equal monthly installments, in advance, on the first day of each and every month (prorated for partial months). Landlord shall contribute to the Association during each calendar year an amount equal to the amount Landlord would otherwise be required to contribute to the Fund in accordance with Section
14.1 above. Any overpayment or underpayment of such amount by Landlord shall be adjusted annually.

                                   ARTICLE XV

                                SECURITY DEPOSIT

Section 15.1.   Amount of Deposit.  INTENTIONALLY DELETED.

                                  ARTICLE XVI

                             DAMAGE AND DESTRUCTION

     If the premises are hereafter damaged or destroyed or rendered partially untenantable for their accustomed use by fire or other casualty insured under the coverage which Landlord is obligated to carry pursuant to Section 11.1 hereof, Landlord shall promptly repair the same to substantially the condition which they were in immediately prior to the happening of such casualty (excluding stock in trade, fixtures, furniture, furnishings, carpeting, floor covering, wall covering, drapes, ceiling and equipment), and from the date of such casualty until the Premises are so repaired and restored, the Minimum Monthly Rent payments payable hereunder shall abate in such proportion as the part of said Premises thus destroyed or rendered untenantable bears to the total Premises; and in the event the kitchen area in the Premises is rendered unusable as a result of such damage or destruction, all rent, except Real Estate Taxes, shall abate (unless such damage or destruction was caused by the Tenant, its agents, employees or contractors in which event rent shall not abate) until the kitchen area is again rendered usable; provided, however, that Landlord shall not be obligated to repair and restore if such casualty is not covered by the insurance which Landlord is obligated to carry pursuant to Section 11.1 hereof and no portion of the Minimum Monthly Rent and other payments payable hereunder shall abate, and provided, further, that Landlord shall not be obligated to expend for any repair or restoration an amount in excess of the insurance proceeds recovered by Landlord therefor, and provided, further, that if the Premises be damaged, destroyed or rendered untenantable for their accustomed uses by fire or other casualty to the extent of more than fifty percent (50%) of the cost to replace the Premises during the last three (3) years of the Lease Term, then Landlord or Tenant shall have the right to terminate this Lease effective as of the date of such casualty by giving to the other party within sixty (60) days after the happening of such casualty, written notice of such termination. If such notice be given, this Lease shall terminate and Landlord shall promptly repay to Tenant any rent theretofore paid in advance which was not earned at the date of such casualty. Any time that Landlord repairs or restores the Premises after damage or destruction, then Tenant shall promptly repair or replace its stock in trade, fixtures, furnishings, furniture, carpeting, wall covering, floor covering, drapes, ceiling and equipment to the same condition as they were in immediately prior to the casualty, and if Tenant has closed its business, Tenant shall promptly reopen for business upon the completion of such repairs.

     Notwithstanding anything to the contrary set forth herein, in the event all or any portion of the Center shall be damaged or destroyed by fire or other cause (notwithstanding that the Premises may be unaffected thereby), to the extent the cost of restoration thereof would exceed fifteen percent (15%) of the amount it would have cost to replace the Center in its entirety at the time such damage or destruction occurred, then Landlord may terminate this Lease by giving Tenant thirty (30) days prior notice of Landlord's election to do so, which notice shall be given, if at all, within ninety (90) days following the date of such occurrence. In the event of the termination of this Lease as aforesaid, this Lease shall cease thirty (30) days after such notice is given, and the rent and other charges hereunder shall be adjusted as of that date.

     Notwithstanding anything to the contrary set forth herein, in the event all or any portion of the Center shall be damaged or destroyed by fire or other cause (notwithstanding that the Premises may be unaffected thereby), to the extent the cost of restoration thereof would exceed thirty-five percent (35%) of the amount it would have cost to replace the Center in its entirety at the time such damage or destruction occurred, then Tenant may terminate this Lease by giving Landlord thirty (30) days prior notice of Tenant's election to do so, which notice shall be given, if at all, within ninety (90) days following date of such occurrence. In the event of the termination of this Lease as aforesaid, this Lease shall cease thirty (30) days after such notice is given, and the rent and other charges hereunder shall be adjusted as of that date.

                                  ARTICLE XVII

                                 EMINENT DOMAIN

Section 17.1.  Condemnation.
     If ten percent (10%) or more of the Store Floor Area or fifteen percent (15%) or more of the Center (excluding land not currently developed) shall be acquired or condemned by right of eminent domain for any public or quasi public use or purpose, or if an Operating Agreement is terminated as a result of such an acquisition or condemnation, then Landlord or Tenant at its election may terminate this Lease by giving notice to Tenant of its election, and in such event rentals shall be apportioned and adjusted as of the date of termination. If the Lease shall not be terminated as aforesaid, then it shall continue in full force and effect, and Landlord shall within a reasonable time after possession is physically taken (subject to delays due to shortage of labor, materials or equipment, labor difficulties, breakdown of equipment, government restrictions, fires, other casualties or other causes beyond the reasonable control of Landlord) repair or rebuild what remains of the Premises for Tenant's occupancy; and a just proportion of the Minimum Annual Rent shall be abated, according to the nature and extent of the injury to the Premises until such repairs and rebuilding are completed and thereafter for the balance of the Lease Term.

Section 17.2.  Damages.
     Landlord reserves, and Tenant assigns to Landlord, all rights to damages on account of any taking or condemnation or any act of any public or quasi public authority for which damages are payable. Tenant shall execute such instruments of assignment as Landlord requires, join with Landlord in any action for the recovery of damages, if requested by Landlord, and turn over to Landlord any damages recovered in any proceeding. If Tenant fails to execute instruments required by Landlord, or undertake such other steps as requested. Landlord shall be deemed the duly authorized irrevocable agent and attorney-in-fact of Tenant to execute such instruments and undertake such steps on behalf of Tenant. However, Landlord does not reserve any damages payable for trade fixtures installed by Tenant at its own cost which are not part of the realty. However, Landlord shall not be entitled to the award made to Tenant for loss of business, relocation, depreciation to and costs of removal of stock and fixtures installed by Tenant at its own cost which are not part of the realty or other losses Tenant may be entitled to recover other than diminution in value of the leasehold; provided, however, any claim for the same is made against the condemning authority and not against the Landlord or Landlord's mortgagee and provided, further, Tenant's claim for losses or damages shall not diminish any award made to Landlord or Landlord's mortgagee therefor.


                                 ARTICLE XVIII

                               DEFAULT BY TENANT

Section 18.1.  Right to Re-Enter.
     The following shall be considered for all purposes to be defaults under and breaches of this Lease: (a) any failure of Tenant to pay any rent or other amount within five (5) days after Tenant's receipt of written notice from Landlord that the same is past due hereunder; (b) any failure by Tenant to perform or observe any other of the terms, provisions, conditions and covenants of this Lease for more than thirty (30) days after written notice of such failure or such longer period of time as may be reasonably required provided Tenant has commenced to cure the same within such thirty (30) day period and is diligently pursuing such cure to completion; (c) a determination by Landlord that Tenant has submitted any materially false report required to be furnished hereunder; (d) anything done by Tenant upon or in connection with the Premises or the construction of any part thereof which directly or indirectly interferes in any way with, or results in a work stoppage in connection with, construction of any part of the Center or any other tenant's space and Tenant fails to promptly take such action as Landlord shall specify, orally or in writing from Landlord or Landlord's authorized representative, in order to promptly prevent, avoid or terminate such interference or work stoppage (or the threat thereof) in connection with construction of any part of the Center or any other tenant's space; (e) the bankruptcy or insolvency of Tenant or the filing by or against Tenant of a petition in bankruptcy or for reorganization or arrangement or for the appointment of a receiver or trustee of all or a portion of Tenant's property, or Tenant's assignment for the benefit of creditors; (f) if Tenant abandons or vacates or does not do business in the Premises when required to do so under this Lease, or (g) this Lease or Tenant's interest herein or in the Premises or any improvements thereon or any property of Tenant are executed upon or attached; or (h) the Premises come into the hands of any person other than expressly permitted under this Lease (i) repetition or continuation of any failure to pay rent or other sums due hereunder where such failure shall continue or be repeated for two consecutive months or a total of four months in any period of twelve consecutive months. In any such event, and without any additional grace period (except as provided in this Lease), demand or notice (the same being hereby waived by Tenant), Landlord, in addition to all other rights or remedies it may have, shall have the right thereupon or at any time thereafter to terminate this Lease by giving notice to Tenant stating the date upon which such termination shall be effective, and shall have the right, either before or after any such termination, to re-enter and take possession of the Premises, remove all persons and property from the Premises, store such property at Tenant's expense, and sell such property if necessary to satisfy any deficiency in payments by Tenant as required hereunder, all without notice or resort to legal process and without being deemed guilty of trespass or constructive eviction or becoming liable for any loss or damage occasioned thereby. Nothing herein shall be construed to require Landlord to give any notice before exercising any of its rights and remedies provided for in Section
3.3 of this Lease. Notwithstanding anything to the contrary herein contained, if Tenant commits any non-monetary default hereunder for or precedent to which or with respect to which notice is herein required, and commits such defaults within twelve (12) months thereafter, no notice shall thereafter be required to be given by Landlord as to or precedent to any such subsequent default during such twelve (12) month period (as Tenant hereby waiving the same) before exercising any or all remedies available to Landlord.

Section 18.2.  Right to Relet.
     If Landlord re-enters the Premises as above provided, or if it takes possession pursuant to legal proceedings or otherwise, it may either terminate this Lease or it may, from time to time, without terminating this Lease, make such alterations and repairs as it deems advisable to relet the Premises, and relet the Premises or any part thereof for such term or terms (which may extend beyond the Lease Term) and at such rentals and upon such other terms and conditions as Landlord in its sole discretion deems advisable; upon each such reletting all rentals received by Landlord therefrom shall be applied, first, to any indebtedness other than rent due hereunder from Tenant to Landlord; second, to pay any costs and expenses of reletting, including without limitation, brokers and attorneys' fees and costs of advertising, alterations and repairs; third, to rent due hereunder, and the residue, if any, shall be held by Landlord and applied in payment of future rent as it becomes due hereunder.

     If rentals received from such reletting during any month are less than that to be paid during that month by Tenant hereunder, Tenant shall immediately pay any such deficiency to Landlord. No re-entry or taking possession of the Premises by

Landlord shall be construed as an election to terminate this Lease unless a written notice of such termination is given by Landlord.

     Notwithstanding any such reletting without termination, Landlord may at any time thereafter terminate this Lease for any prior breach or default. If Landlord terminates this Lease for any breach, or otherwise takes any action on account of Tenant's breach or default hereunder, in addition to any other remedies it may have, it may recover from Tenant all damages incurred by reason of such breach or default, all costs of retaking the Premises and including the excess, if any, of the total rent and charges reserved in this Lease for the remainder of the Lease Term over the then reasonable rental value of the Premises for the remainder of the Lease Term, all of which shall be immediately due and payable by Tenant to Landlord. Further, if Tenant defaults in the performance or observance of any of the terms, conditions, covenants or obligations contained in this Lease and Landlord places the enforcement of all or any part of this Lease, the collection of any rent due or to become due or the recovery of possession of the Premises in the hands of an attorney, or if Landlord incurs any fees or out-of-pocket costs in any litigation, negotiation or transaction in which Tenant causes Landlord to be involved or concerned, Tenant agrees to reimburse Landlord for the reasonable attorneys' fees and costs incurred thereby, whether or not suit is actually filed. In determining the rent payable by Tenant hereunder subsequent to default, the Minimum Annual Rent for each year of the unexpired portion of the Lease Term shall equal the average Minimum Annual and Percentage Rents which Tenant was obligated to pay from the commencement of the Lease Term to the time of default, or during the preceding three (3) full calendar years, whichever period is shorter.

Section 18.3.  Counterclaim.
     If Landlord commences any proceedings for non-payment of rent (Minimum Annual Rent, Percentage Rent or additional rent), Tenant will not interpose any counterclaim of any nature or description in such proceedings. This shall not, however, be construed as a waiver of Tenant's right to assert such claims in a separate action brought by Tenant. The covenants to pay rent and other amounts hereunder are independent covenants and Tenant shall have no right to hold back, offset or fail to pay any such amounts for default by Landlord or any other reason whatsoever, it being understood and acknowledged by Tenant that Tenant's only recourse is to seek an independent action against Landlord.

Section 18.4.  Waiver of Rights of Redemption.
     To the extent permitted by law, Tenant waives any and all rights of redemption granted by or under any present or future laws if Tenant is evicted or dispossessed for any cause, or if Landlord obtains possession of the Premises due to Tenant's default hereunder or otherwise.

Section 18.5.  Waiver of Trial by Jury.
     To the extent permitted by applicable law, Tenant hereby waives trial by jury in any summary action or proceeding brought by Landlord against Tenant, the only issue in such summary action or proceeding being the non-payment of rent by Tenant.

Section 18.6.  Bankruptcy.
     A. Assumption of Lease. In the event Tenant shall become a Debtor under Chapter 7 of the Bankruptcy Code ("Code") or a petition for reorganization or adjustment of debts is filed concerning Tenant under Chapters 11 or 13 of the Code, or a proceeding is filed under Chapter 7 and is transferred to Chapters 11 or 13, the Trustee or Tenant, as Debtor and as Debtor-in-Possession, may not elect to assume this Lease unless, at the time of such assumption, the Trustee or Tenant has:

     1. Cured or provided Landlord "Adequate Assurance" (as defined below) that:

          (a) Within ten (10) days from the date of such assumption the Trustee or Tenant will cure all monetary defaults under this Lease and compensate Landlord for any actual pecuniary loss resulting from any existing default, including without limitation, Landlord's reasonable costs, expenses, accrued interest as set forth in
               Section 4.2 of the Lease, and attorneys' fees incurred as a result of the default;

          (b) Within thirty (30) days from the date of such assumption the Trustee or Tenant will cure all non-monetary defaults under this Lease; and

          (c) The assumption will be subject to all of the provisions of this Lease.

     2. For purposes of this Section 18.6. Landlord and Tenant acknowledge that, in the context of a bankruptcy proceeding of Tenant, at a minimum "Adequate Assurance" shall mean:

          (a) The Trustee or Tenant has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the Trustee or Tenant will have sufficient funds to fulfill the obligations of Tenant under this Lease, and to keep the Premises stocked with merchandise and properly staffed with sufficient employees to conduct a fully-operational, actively promoted business in the Premises; and

          (b) The Bankruptcy Court shall have entered an Order segregating sufficient cash payable to Landlord and/or the Trustee or Tenant shall have granted a valid and preferred first lien and security interest and/or mortgage in property of Trustee or Tenant acceptable as to value and kind to Landlord, to secure to Landlord the obligation of the Trustee or Tenant to cure the monetary and/or non-monetary defaults under this Lease within the time periods set forth above; and

                (c) The Trustee or Tenant at the very least shall deposit a sum, in addition to the Security Deposit, equal to one
                        (1) month's rent to be held by Landlord (without any allowance for interest thereon) to secure Tenant's future performance under the Lease.

        B. Assignment of Lease. If the Trustee or Tenant has assumed the Lease pursuant to the provisions of this Section 18.6 for the purpose of assigning Tenant's interest hereunder to any other person or entity, such interest may be assigned only after the Trustee, Tenant or the proposed assignee have complied with all of the terms, covenants and conditions of
Section 13.1 herein, including, without limitation, those with respect to additional rent and the use of the Premises only as permitted in Article VIII herein; Landlord and Tenant acknowledging that such terms, covenants and conditions are commercially reasonable in the context of a bankruptcy proceeding of Tenant. Any person or entity to which this Lease is assigned pursuant to the provisions of the Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon request execute and deliver to Landlord an instrument confirming such assignment.

        C. Adequate Protection. Upon the filing of a petition by or against Tenant under the Code, Tenant, as Debtor and as Debtor-in-Possession, and any Trustee who may be appointed agree to adequately protect Landlord as follows:

                (1) To perform each and every obligation of Tenant under this Lease until such time as this Lease is either rejected or assumed by Order of the Bankruptcy Court; and

                (2) To pay all monetary obligations required under this Lease, including without limitation, the payment of Minimum Monthly Rent, and such other additional rent charges payable hereunder which is considered reasonable compensation for the use and occupancy of the Premises; and

                (3) Provide Landlord a minimum 30 days prior written notice, unless a shorter period is agreed to in writing by the parties, of any proceeding relating to any assumption of this Lease or any intent to abandon the Premises, which abandonment shall be deemed a rejection of this Lease; and

                (4) To perform to the benefit of Landlord otherwise required under the Code.

        The failure of Tenant to comply with the above shall result in an automatic rejection of this Lease.

        D. Accumulative Rights. The rights, remedies and liabilities of Landlord and Tenant set forth in this Section 18.6 shall be in addition to those which may now or hereafter be accorded, or imposed upon, Landlord and Tenant by the Code.

                                 ARTICLE XIX

                             DEFAULT BY LANDLORD


Section 19.1.   Default Defined, Notice.

        Landlord shall in no event be charged with default in any of its obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days (or such additional time as is reasonably required to correct any such default) after written notice as set forth in Section 24.7 to Landlord by Tenant, specifically describing such failure.

Section 19.2.   Notice to First Mortgagee.

        If the holder of the first mortgage covering the Premises shall have given written notice to Tenant of the address to which notices to such holder are to be sent, Tenant shall give such holder written notice simultaneously with any notice given to Landlord of any default of Landlord, and if Landlord fails to cure any default asserted in said notice within the time provided above, Tenant shall notify such holder in writing of the failure to cure, and said holder shall have the right but not the obligation, within thirty (30) days after receipt of such second notice and within thirty (30) days of receipt thereof, to cure such default before Tenant may take any action by reason of such default.

                                  ARTICLE XX


                               TENANT'S PROPERTY


Section 20.1.   Taxes on Leasehold.

        Tenant shall be responsible for and shall pay before delinquent all municipal, county, federal or state taxes whether enacted now or in the future coming due during or after the Lease Term against Tenant's interest in this Lease or against personal property of any kind owned or placed in, upon or about the Premises by Tenant.

Section 20.2.   Assets of Tenant.  INTENTIONALLY DELETED.

                                 ARTICLE XXI


                              ACCESS BY LANDLORD


Section 21.1.   Right of Entry.

        Landlord, its agents and employees shall have the right to enter the Premises from time to time at reasonable times upon at least two (2) hours oral notice to Tenant's store manager (no notice shall be required in an emergency) to examine the same, show them to prospective purchasers and other persons, and make such repairs, alterations, improvements or additions as Landlord deems desirable. Rent shall not abate while any such repairs, alterations, improvements, or additions are being made. In addition, during any apparent emergency, Landlord or its agents may enter the Premises forcibly without liability therefor and without in any manner affecting Tenant's obligations under this Lease. Nothing herein contained, however, shall be deemed to impose upon Landlord any obligation, responsibility or liability whatsoever, for any care, maintenance or repair except as otherwise herein expressly provided.

                                  ARTICLE XXII

                            HOLDING OVER, SUCCESSORS

Section 22.1.  Holding Over.
     If Tenant holds over or occupies the Premises beyond the Lease Term (it being agreed there shall be no such holding over or occupancy without Landlord's written consent), Tenant shall pay Landlord for each day of such holding over a sum equal to the greater of (a) twice the Minimum Monthly Rent prorated for the number of days of such holding over, or (b) Minimum Annual Rent plus Percentage Rent prorated for the number of days of such holding over, plus, whichever of (a) or (b) is applicable, a prorata portion of all other amounts which Tenant would have been required to pay hereunder had this Lease been in effect. If Tenant holds over with or without Landlord's written consent Tenant shall occupy the Premises on a tenancy at sufferance but all other terms and provisions of this Lease shall be applicable to such period.

Section 22.2.  Successors.
     All rights and liabilities herein given to or imposed upon the respective parties hereto shall bind and inure to the several respective heirs, successors, administrators, executors and assigns of the parties and if Tenant is more than one (1) person, they shall be bound jointly and severally by this Lease except that no rights shall inure to the benefit of any assignee or subtenant of Tenant unless the assignment or sublease was approved by Landlord in writing as provided in Section 13.1 hereof. Landlord, at any time and from time to time, may make an assignment of its interest in this Lease and, in the event of such assignment, Landlord and its successors and assigns (other than the assignee of Landlord's interest in this Lease) shall be released from any and all liability thereafter accruing hereunder.

                                 ARTICLE XXIII

                                QUIET ENJOYMENT

Section 23.1.  Landlord's Covenant.
     If Tenant pays the rents and other amounts herein provided, observes and performs all the covenants, terms and conditions hereof, Tenant shall peaceably and quietly hold and enjoy the Premises for the Lease Term without interruption by Landlord or any person or persons claiming by, through or under Landlord, subject, nevertheless, to the terms and conditions of this Lease.

                                  ARTICLE XXIV

                                 MISCELLANEOUS

Section 24.1.  Waiver.
     No waiver by Landlord or Tenant of any breach of any term, covenant or condition hereof shall be deemed a waiver of the same or any subsequent breach of the same or any other term, covenant or condition. The acceptance of rent by Landlord shall not be deemed a waiver of any earlier breach by Tenant of any term, covenant or condition hereof, regardless of Landlord's knowledge of such breach when such rent is accepted. No covenant, term or condition of this Lease shall be deemed waived by Landlord or Tenant unless waived in writing.

Section 24.2.  Accord and Satisfaction.
     Landlord is entitled to accept, receive and cash or deposit any payment made by Tenant for any reason or purpose or in any amount whatsoever, and apply the same at Landlord's option to any obligation of Tenant and the same shall not constitute payment of any amount owed except that to which Landlord has applied the same. No endorsement or statement on any check or letter of Tenant shall be deemed an accord and satisfaction or otherwise recognized for any purpose whatsoever. The acceptance of any such check or payment shall be without prejudice to Landlord's right to recover any and all amounts owed by Tenant hereunder and Landlord's right to pursue any other available remedy.

Section 24.3.  Entire Agreement.
     There are no representations, covenants, warranties, promises, agreements, conditions or undertakings, oral or written, between Landlord and Tenant other than herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless in writing, signed by them and approved by Landlord's mortgagee.

Section 24.4.  No Partnership.
     Landlord does not, in any way or for any purpose, become a partner, employer, principal, master, agent or joint venturer of or with Tenant.

Section 24.5.  Force Majeure.
    If either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure material, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under this Lease, the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. Notwithstanding the foregoing, the provisions of this Section 24.5 shall at no time after the Commencement Date (as the same may be extended pursuant to Section 3.3 above) operate to excuse Tenant from any obligations for payment of Minimum Annual Rent, Percentage Rent, additional rent or any other payments required by the terms of this Lease when the same are due, and all such amounts shall be paid when due.

Section 24.6.  Submission of Lease.
    Submission of this Lease to Tenant does not constitute an offer to lease; this Lease shall become effective only upon execution and delivery thereof by Landlord and Tenant. Upon execution of this Lease by Tenant, Landlord is granted an irrevocable option for fifteen (15) days to execute this Lease within said period and thereafter return a fully executed copy to Tenant. The effective date of this Lease shall be the date filled in on Page 1 hereof by Landlord, which shall be the date of execution by the last of the parties to execute the Lease.

Section 24.7.  Notices.
    All notices from Tenant to Landlord required or permitted by any provision of this agreement shall be directed to Landlord as follows:


                                MALL OF AMERICA COMPANY
                       c/o      M.S. Management Associates Inc.
                                National City Center
                                115 W. Washington Street
                                Indianapolis, Indiana 46204

    Prior to the Commencement Date such notices shall only be effective if given to Landlord at the address shown above and to Landlord at the address shown below:

                                MALL OF AMERICA COMPANY
                       c/o      M.S. Management Associates Inc.
                                Construction Department
                                National City Center
                                115 W. Washington Street
                                Indianapolis, Indiana 46204

    All notices from Landlord to Tenant required or permitted hereunder shall be directed as follows, namely:

                                Hotel Discovery, Inc.
                                8260 North Creek Drive
                                Suite 140
                                Cincinnati, Ohio 45236

    All notices to be given hereunder by either party shall be written and sent by registered or certified mail, return receipt requested, postage pre-paid or by an express mail delivery service, addressed to the party intended to be notified at the address set forth above. Either party may, at any time, or from time to time, notify the other in writing of a substitute address for that above set forth, and thereafter notices shall be directed to such substitute address. Notice given as aforesaid shall be sufficient service thereof and shall be deemed given as of the date received, as evidenced by the return receipt of the registered or certified mail or the express mail delivery receipt, as the case may be. A duplicate copy of all notices from Tenant shall be sent to any mortgagee as provided for in Section 19.2.

Section 24.8.  Captions and Section Numbers.
    This Lease shall be construed without reference to titles of Articles and Sections, which are inserted only for convenience of reference.

Section 24.9.  Number and Gender.
    The use herein of a singular term shall include the plural and use of the masculine, feminine or neuter genders shall include all others.

Section 24.10.  Objection to Statements.
    Notwithstanding the provisions of Section 24.1, Tenant's failure to object to any statement, invoice or billing rendered by Landlord within a period of thirty (30) days after receipt thereof shall constitute Tenant's acquiescence with respect thereto and shall render such statement, invoice or billing an account stated between Landlord and Tenant.

Section 24.11.  Representation by Corporate Tenant.
    If Tenant is or will be a corporation, the persons executing this Lease on behalf of Tenant hereby covenant and warrant that Tenant is a duly qualified corporation authorized to do business in the State of Minnesota, that all franchise and corporate taxes have been paid to date and all future forms, reports, fees and other documents necessary to comply with applicable laws will be filed when due, and the person signing this Lease on behalf of the corporation is an officer of Tenant and is duly authorized to sign and execute this Lease.

Section 24.12.  Joint and Several Liability.

        If Tenant is a partnership or other business organization the members of which are subject to personal liability, the liability of each such member shall be deemed to be joint and several.


Section 24.13.  Limitation of Liability.

        Anything to the contrary herein contained, notwithstanding there shall be absolutely no personal liability on persons, firms or entities who constitute Landlord with respect to any of the terms, covenants, conditions and provisions of this Lease, and Tenant shall, subject to the rights of any first mortgagee, look solely to the interest of Landlord, its successors and assigns, in Landlord's Tract for the satisfaction of each and every remedy of Tenant in the event of default by Landlord hereunder; such exculpation of personal liability is absolute and without any exception whatsoever.

Section 24.14.  Broker's Commission.

        Each party represents and warrants that it has caused or incurred no claims for brokerage commissions or finder's fees in connection with the execution of this Lease, and each party shall indemnify and hold the other harmless against and from all liabilities arising from any such claims caused or incurred by it (including without limitation, the cost of attorneys' fees in connection therewith).

Section 24.15.  Partial Invalidity.

        If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

Section 24.16.  Recording.

        The parties agree not to place this Lease of record but each party shall, at the request of the other, execute and acknowledge so that the same may be recorded a Short Form Lease or Memorandum of Lease, indicating the Lease Term, but omitting rent and other terms and an Agreement specifying the date of commencement and termination of the Lease Term; provided, however, that the failure to record said Short Form Lease, Memorandum of Lease or Agreement shall not affect or impair the validity and effectiveness of this Lease. Tenant shall pay all costs, taxes, fees and other expenses in connection with or prerequisite to recording.

Section 24.17.  Applicable Law.

        This Lease shall be construed under the laws of the State of Minnesota.

Section 24.18.  Mortgagee's Approval.  INTENTIONALLY DELETED.


Section 24.19.  Reservation of Air Rights.

        There has been no representation or warranty by the Landlord and Tenant acknowledges that there is no inducement or reliance to lease the Premises on the basis that the existing access to light, air and views from the Premises would continue unabated. Tenant acknowledges and understands that it shall have no rights to the airspace above the Retail Space and those rights shall be the sole property of Landlord.

Section 24.20.  Landlord's Contribution Toward Tenant's Work.

        When Tenant has completed all of Tenant's Work in substantial accordance with Exhibit "C" and "C-2" and furnishes evidence satisfactory to Landlord of such completion including the total cost thereof as certified by Tenant in a form reasonably acceptable to Landlord, and that all of Tenant's Work has been paid for in full and no liens have attached or may attach as the result thereof, and no default in, breach of, or failure to perform this Lease exists and Tenant has paid or reimbursed Landlord all amounts owed to Landlord pursuant to Sections 3.3 and 4.1 hereof or otherwise and has opened its operation for business. Landlord shall pay to Tenant as Landlord's contribution toward Tenant's Work the sum of $100.00 per square foot of Store Floor Area, determined as provided for in Section 2.1 hereof and no more. Provided Tenant fulfills the requirements of this Section 24.20 by the 10th day of a calendar month, Landlord shall pay Tenant's contribution by the fifteenth (15th) day of the following calendar month.

Section 24.21.  Unrelated Business Taxable Income.

        A. If at any time and from time to time during the term of this Lease Landlord is advised by its counsel or counsel to an exempt partner of Landlord or of the managing partner of Landlord (an "Exempt Partner") that any provision of this Lease, including without limitation the provisions relating to the payment of rent and additional rent, or the absence of any provision might give rise to unrelated business taxable income within the meaning of section 512 of the Internal Revenue Code of 1986, as amended, or the regulations issued thereunder, or may jeopardize the ability of an Exempt Partner to obtain or retain its tax-exempt status, then this Lease may be unilaterally amended by Landlord in such manner as shall meet the requirements specified by such counsel, and Tenant agrees that it will execute all documents or instruments necessary to effect such amendment or amendments, provided that no such amendment shall result on an estimated basis in Tenant having to pay in the aggregate more money on account of its occupancy of the Premises than it would be required to pay under the terms of this Lease, or having to receive fewer services or services of a lesser quality than it is presently entitled to receive under this Lease.

    B. Any services which Landlord is required to furnish pursuant to the provisions of this Lease may, at Landlord's option, be furnished from time to time, in whole or in part, by employees of Landlord or the managing agent of the Project or its employees or by one or more third persons hired by Landlord or the managing agent of the Project. Tenant agrees that upon Landlord's written request it will enter into direct agreements with the managing agent of the Project or other parties designated by Landlord for the furnishing of any such services required to be furnished by Landlord hereunder, in form and content approved by Landlord, provided however that no such contract shall result on an estimated basis in Tenant having to pay in the aggregate more money on account of its occupancy of the Premises under the terms of this Lease, or having to receive fewer services or services of a lesser quality than it is presently entitled to receive under this Lease.

    IN WITNESS WHEREOF, Landlord and Tenant have signed and sealed this Lease as of the day and year first above written.

(LANDLORD)
                      MALL OF AMERICA COMPANY, a Minnesota General Partnership
                      By: MOAC LIMITED PARTNERSHIP, a Minnesota Limited Partnership, its General Partner
                           By: MALL OF AMERICA ASSOCIATES, a Minnesota General Partnership, its General Partner
                                By:  SI-MINN DEVELOPERS LIMITED PARTNERSHIP,
                                     an Indiana Limited Partnership, its
                                     General Partner
                                     By: SI-MINN, INC., an Indiana Corporation,
                                         its General Partner

                      By: /s/ Herbert Simon
                          ---------------------------------
                              Herbert Simon, President



(TENANT)
If Corporation        HOTEL MEXICO, INC., d/b/a/ Hotel Discovery

                      By:                  [SIG]
                         ---------------------------------------
                      Attest:              [SIG]
                             -----------------------------------

                               LEGAL DESCRIPTION

                                MALL OF AMERICA

Lots 1 through 5, Block 1, Mall of America - 3rd Addition according to the plat thereof on file as of record as Document No. 2211073 in the office of the Registrar of Titles for Hennepin County, Minnesota.

That part of Lot 1, Block 1, Mall of America 4th Addition except that part embraced within that part of the Northwest Quarter of the Southeast Quarter of
Section 1, Township 27, Range 24 described as follows: Beginning at the Northeast corner of said Northwest Quarter of the Southeast Quarter of said
Section 1, thence West along the North line of said Northwest Quarter, 660 feet; thence South 330 feet, thence East and parallel with the North line of said Northwest Quarter of Southeast Quarter 660 feet to the East line of Northwest Quarter of Southeast Quarter of said Section 1, thence North to the point of beginning, according to the plat thereof on file or of record in the office of the Registrar of Titles in and for said County.

That part of Lot 1, Block 1, Mall of America 4th Addition embraced within that part of the Northwest Quarter of the Southeast Quarter of Section 1, Township 27, Range 24 described as follows: Beginning at the Northeast corner of said Northwest Quarter of the Southeast Quarter of said Section 1, thence West along the North line of said Northwest Quarter, 660 feet; thence South 330 feet, thence East and parallel with the North line of said Northwest Quarter of Southeast Quarter 660 feet to the East line of Northwest Quarter of Southeast Quarter of said Section 1, thence North to the point of beginning, according to the plat thereof on file or of record in the office of the Registrar of Titles in and for said County.





                                  EXHIBIT "A"

                                 [MAP OF MALL]











                                  EXHIBIT "B"
                                    Level 3

                          DESCRIPTION OF TENANT'S WORK

TENANT'S WORK - The following work required to complete and place the premises in finished condition ready to open for business is to be performed by the Tenant at the Tenant's own expense and shall be in addition to any work described in the Tenant Handbook and Tenant Contractor's Handbook. In the event there is any conflict between the provisions of this Exhibit "C" and the Tenant Handbook or the Tenant Contractor's Handbook, the provisions of the Tenant Handbook and Tenant Contractor's Handbook shall control. Tenant's Work includes, but is not limited to, the following:

A.   GENERAL PROVISIONS

     All work done by Tenant shall be governed in all respects by, and be subject to, the following:

     1. Landlord shall have the right to require Tenant to furnish payment and performance bonds or other security in form satisfactory to Landlord for the prompt and faithful performance of Tenant's Work, assuring completion of Tenant's Work and conditioned that Landlord will be held harmless from payment of any claim either by way of damages or liens on account of bills for labor or material in connection with Tenant's Work. Tenant's Work shall at all times be conducted consistent with the Project Labor Agreement for the Center and in such manner so that Tenant shall not be in violation of Section 18.1 of the Lease.

     2. It is understood and agreed between Landlord and Tenant that costs incurred by Landlord, if any, as a result of Tenant's failure or delay in providing the information as required in this Exhibit and in the Lease to which this Exhibit is attached, shall be the sole responsibility of Tenant and he will pay such costs, if any, promptly upon Landlord's demand.

     3. All Tenant's Work shall conform to applicable statutes, ordinances, regulations and codes and the requirements of Factory Mutual and all rating bureaus and the Tenant Handbook which contains the basic architectural, electrical and mechanical information necessary for the preparation of Tenant's Plans, and which by this reference is incorporated into and made a part of this Lease. Tenant shall obtain and convey to Landlord all approvals with respect to electrical, water, sewer, heating, cooling and telephone work, all as may be required by any agency or utility company.

     4. No approval by Landlord shall be deemed valid unless in writing and signed by Landlord.

     5. Prior to commencement of Tenant's Work and until completion thereof, or commencement of the Lease Term, whichever is the last to occur, Tenant shall effect and maintain Builder's Risk Insurance covering Landlord, Tenant, Tenant's contractors and Tenant's subcontractors, as their interest may appear, against loss or damage by fire, vandalism and malicious mischief and such other risks as are customarily covered by a standard "All Risk" policy of insurance protecting against all risk of physical loss or damage to all Tenant's Work in place and all materials stored at the site of Tenant's Work, and all materials, equipment, supplies and temporary structures of all kinds incidental to Tenant's Work, and equipment, all while forming a part of or contained in such improvements or temporary structures, or while on the premises or within the Total Tract, all to the actual replacement cost thereof at all times on a completed value basis.
            In addition, Tenant agrees to indemnify and hold Landlord harmless against any and all claims for injury to persons or damage to property by reason of the use of the premises for the performance of Tenant's Work, and claims, fines, and penalties arising out of any failure of Tenant or its agents, contractors and employees to comply with any law, ordinance, code requirement, regulations or other requirement applicable to Tenant's Work and Tenant agrees to require all contractors and subcontractors engaged in the performance of Tenant's Work to effect and maintain and deliver to Tenant and Landlord, certificates evidencing the existence of, and covering Landlord, City of Bloomington, Minnesota, Port Authority of the City of Bloomington, Simon DeBartolo Group, Inc., M.S. Management Associates, Inc., Tenant and Tenant's contractors, prior to commencement of Tenant's Work and until completion thereof, the following insurance coverages:

            a. Workmen's Compensation and Occupational Disease Insurance in accordance with the laws of the State in which the property is located, including Employer's insurance to the limit of $100,000.

             b. Comprehensive or Commercial General Liability insurance affording limits of not less than $5,000,000 per occurrence for bodily injury, personal injury and death, and for not less than $1,000,000 per occurrence for property damage, or not less than $5,000,000 per occurrence. Combined Single Limit. Such insurance shall include protection arising from contractual liability, completed operations, independent contractors, as well as for the hazards of underground, collapse and explosion.

             c. Comprehensive Automobile Insurance, including "non-owned" automobiles, against bodily injury, including death resulting therefrom, in the limits of $1,000,000 for any one occurrence and $250,000 property damage or a combined single limit of $1,000,000.

             d. Owners and contractors protective liability coverage for an amount not less than $5,000,000.

                                 EXHIBIT "C"

    6. Tenant agrees that the contract of every contractor, subcontractor, mechanic, journeyman, laborer, material supplier or other person or entity performing labor upon, or furnishing materials or equipment to, the Premises in connection with Tenant's Work shall contain the following provision:

         "Contractor acknowledges that this provision is required under Tenant's lease of the premises to be improved under this Contract (Lease Premises) from Mall of America Company (Lease). In consideration of Tenant's engagement of Contractor to perform the work hereunder, and as an inducement to Tenant to enter into this Contract with Contractor, Contractor acknowledges, covenants and agrees that any mechanic's lien which it may hereafter file, claim, hold or assert with respect to the work hereunder (i) shall attach only to Tenant's interest in the Lease Premises under the Lease and (ii) shall be subject, subordinate and inferior to the lien of any mortgage(s) now or hereafter held upon and against the Mall of America by any lender(s) now or hereafter providing funds for the financing for the Mall of America, notwithstanding that any such mortgage(s) may be recorded after the commencement of the work hereunder and that Contractor's mechanic's lien otherwise might be entitled to priority over any such mortgage(s). For such purposes, Contractor also shall execute, acknowledge and deliver a separate subordination agreement upon request by Tenant, Mall of America Company, or any such lender(s), prior to making any application or request for payment hereunder and as a condition precedent to Contractor's right to receive any payment hereunder. Contractor likewise shall cause the liens and lien rights of all subcontractors, sub-subcontractors, materialmen, suppliers, laborers and all other persons furnishing work, labor, materials, equipment and services on or in connection with the Lease Premises to be limited to the Tenant's interest in the Lease Premises under the Lease and to be subordinated to such mortgage(s), and Contractor shall obtain and deliver to Tenant a similar subordination agreement duly executed and acknowledged by each such subcontractor, sub-subcontractor, materialman, supplier, laborer and other person prior to making any application or request for payment hereunder and as a condition precedent to Contractor's right to receive any payment hereunder. Contractor shall indemnify, defend and hold harmless Tenant, Mall of America Company, and such lender(s) from and against any and all loss, costs, damage, expense (including, without limitation, reasonable attorney fees), liability, suits, actions and judgments arising or resulting from Contractor's failure to cause all such mechanic's and materialmen's liens to be limited to Tenant's interest in the Lease Premises under the Lease and to be subordinated to said mortgage(s) as herein provided, in addition to all other indemnities contained herein with respect to such liens."

         Tenant shall indemnify, defend and hold harmless Landlord and such lender(s) from and against any and all loss, costs, damage, expense (including, without limitation, reasonable attorney fees), liability, suits, action and judgments arising or resulting from Tenant's failure to cause all such mechanic's and materialmen's liens to be limited to Tenant's interest in the Premises under this Lease and to be subordinated to said mortgage(s) as herein provided, in addition to all other indemnities contained herein with respect to such liens.

B.  FLOOR SLAB

    No penetrations shall be allowed for electrical outlets in floor slabs. All tenants with restroom facilities or food preparation areas shall install a floor slab waterproofing membrane in the Premises. All floor penetrations must be sleeved and waterproofed.

C.  SECURITY SCREEN OR MALL FRONTAGE

    1. Mall frontages shall be designed and constructed in accordance with the requirements outlined in the Tenant Handbook. Security for "open fronts" shall be by means of anodized aluminum roll up grilles or anodized aluminum sliding and/or sliding glass doors. No mall frontage shall be constructed without the written approval of Landlord.

    2. All materials employed in the construction of mall frontage shall be as approved by Landlord and as defined by applicable building codes.

    3. Mall Frontage Colors - It is the desire of the Landlord to give Tenant the greatest practicable freedom in the choice of mall frontage colors; but:

         a.  Colors must harmonize with the color scheme of the Center itself.

         b. Colors must harmonize with the color scheme of the surrounding stores. To assist Tenant, a general color range will be developed, with a sufficiently large selection to permit a reasonable latitude for individual expression.

                                 EXHIBIT "C"

     4. All swinging entrance doors must be recessed in such a manner that the door, when open, will not project beyond the lease line.

     5.   Tenants with exterior glazing must install show window or display.

D.   CEILING

     1. All ceilings and coves shall not exceed 12'0" above the finished floor, unless otherwise approved by Landlord on Tenant's Plans.

     2. Tenant's ceilings shall be suspended by adequate suspension systems to conform to final requirements of governing authorities and Landlord.

     3. The space above the ceiling line, which is not occupied or allotted to Landlord's Work (structural members, duct work, piping, etc.) may be used for the installation of suspended ceiling, recessed lighting fixtures and duct work. Under no circumstances will Tenant's Work be hung or suspended from non-structural construction. Any Tenant Work involving the hanging or suspension of construction shall be accomplished only by methods, in locations and by use of assemblies approved by Landlord.

     4. Tenant shall provide ceiling access panels in the ceiling of the Premises as required by Landlord to service Landlord equipment.

E.   WALLS.

     All interior walls and curtain walls within the premises, including all interior lath and plastering and gypsum board thereon, and including lath and plastering, and/or dry wall on Landlord's exposed masonry or stud party wall partitions. Dividing wall between premises shall meet Code requirements and be continuous from floor to the underside of the roof or floor deck. Tenant shall provide and install bracing and/or studs and/or blocking as necessary to support wall mounted fixtures. Cracks, joints and openings in walls to be filled with appropriate fire resistant materials. Return air openings shall be provided in the dividing walls between premises as required for proper air movement. Tenant shall install insulation on the exterior walls of the Premises.

F.   DOORS.

     Doors and vestibules to Service Courts and Corridors - where required, a vestibule and a door 3'0" in width, with hardware, shall be provided and installed by Tenant at Tenant's expense, between the Premises and the service courts or between the Premises and a public corridor or mall leading to the service courts.

G.   INTERIOR PAINTING

     All interior painting and decoration.

H.   FLOOR COVERINGS

     All floor coverings and floor finishes including recesses for special floor finishes. It is Tenant's responsibility to join neatly to the mall finish.

     Floor Tile and Base - Tenant will install floor tile and base in accordance with the materials and applications specified in the Tenant Handbook along the storefront of the Premises, the width of which shall be determined by Landlord.

I.   SHOW WINDOW BACKGROUNDS

     All show window backgrounds, show windows, show window floors and ceilings, and show window lighting installations. All show windows shall be adequately ventilated.

J.   FURNITURE, FIXTURES AND SIGNS

     All furnishings, trade fixtures, signs, and related parts, including installation. Location and design of all signs subject to prior written consent of Landlord.

K.   PLUMBING

     All plumbing and plumbing fixtures as required by applicable codes except utility service to the area, including a properly sized water meter if the same is required by Landlord, in which latter event Tenant shall make any required utility deposits.

L.   HOT WATER HEATER


                                  EXHIBIT "C"

     Domestic electric hot water heater, where required, including final connections.

M.   TOILET ROOM FIXTURES

     Furnishing and installation of wiring, lighting fixtures, mechanical toilet exhaust systems, towel cabinets, soap dishes, hand driers, deodorizers, mirrors and other similar items in toilet rooms within the premises or as additionally required by code.

N.   HEATING, VENTILATING AND AIR CONDITIONING

     1. Complete HVAC Systems shall be designed, furnished and installed within the premises by the Tenant. The HVAC systems, calculations, designs and installations shall be as recommended in ASHRAE Publications and the Landlord's Tenant Finish Mechanical Criteria. Tenant's systems and ventilation shall meet all codes and ASHRAE standards. Tenant shall furnish Landlord with complete load calculations including information as to Tenant's lighting load in watts and Tenant's estimated store population (employees and customers).

     2. Tenant's cooling system shall be adequate for cooling the premises to 75 degrees Fahrenheit DB and 50% RH based on the latest ASHRAE guide outdoor design dry bulb and design wet bulb temperatures for the area as tabulated in the 2-1/2% columns, with a rise of not more than 3 degrees Fahrenheit DB during peak periods.

     3. Tenant's heating method shall be adequate for heating the premises to 55 degrees Fahrenheit DB during times other than regular business hours based on the latest ASHRAE guide outdoor design temperature for the area as tabulated in the 99% column. The Tenant's heating method shall be independent of the central cooling system. The Tenant's lighting system shall be used to heat the sales area during regular business hours in the heating season. The Tenant's lighting system may be used to maintain the required sales area minimum temperature level during other then regular business hours in the heating season.

     4. Tenant's exhaust systems shall provide the required exhaust air capacities and shall be independent of the central cooling system.
          The Tenant's exhaust systems shall be inoperative during other than regular business hours. Replacement air for the Tenant's exhaust will be provided through the Tenant's air supply system up to the design air supply quantity. Any additional replacement air required will be drawn from the mall. Independent air make-up air systems shall not be installed by the Tenant.

     5. Tenant's HVAC systems shall be complete with air distribution systems, ventilating systems, control systems, insulation and all other components required to make a complete system. Tenant's systems shall be specifically designed to coordinate with variable air volume cooling temperature control. Tenant's HVAC system components shall be installed in locations as designated by the Landlord.

     6. Tenant shall provide and install fire dampers, in accordance with all codes, in the right hand side (as viewed when facing the rear of the Premises) demising partition of its Premises if its Premises adjoin another tenant space. Tenant shall also provide and install fire dampers where the Tenant's ductwork passes through service corridor walls or other fire separations. Tenant's installation shall include complete access and access panels to all valves, dampers and similar service devices (including the Landlord's) required for testing, balancing and servicing. Tenant shall utilize only fire damper products as specified by the Tenant Handbook.

     7. Tenant shall connect to Landlord's central cooling system and shall use Landlord's Design Criteria in designing systems and controls. Alterations to the Landlord's central system required due to Tenant's design shall be done by Landlord at Tenant's sole expense.

     8. If directed to do so by Landlord, Tenant shall paint and/or screen from ground level view by parapet walls or other appropriate screening, all of Tenant's outdoor equipment. Any such painting or screening must be done at Tenant's sole expense and approved in advance by Landlord.

O.   MECHANICAL EQUIPMENT

     All mechanical equipment including dumb-waiters, elevators, escalators, freight elevators, conveyors, and their shafts and doors, located within the premises, including electrical work for these items. Locations, size and design of roof vents, HVAC equipment, units, hoods and caps shall be approved by Landlord. Landlord reserves the right of disapproval of any equipment to be placed on the roof. Tenant shall install equipment at locations where structural reinforcements are provided. All changes in structural design caused by Tenant's equipment shall be made by Landlord and paid for by Tenant.

     Any roof cuts or openings required to be made pursuant to Tenant's Plans shall be performed by a contractor designated by Landlord at Tenant's expense. In addition, all cant strips, base furnishings and other work necessary to complete permanent weather proofing of Landlord's roof as a result of roof cuts or openings required by Tenant shall be performed by a contractor designated by Landlord at Tenant's expense.


                                  EXHIBIT "C"

P.  ELECTRICAL

    1. All interior distribution panels, lighting panels, power panels, conduits, outlet boxes, switches, outlets and wires within the premises. Tenant shall provide electric conduit and boxes in the ceiling and walls, including all electrical service panels, pull boxes and equipment.

    2. All electrical fixtures, including lighting fixtures and equipment, and installation thereof. Lighting systems (except security and emergency lighting) must be controlled by lighting contactors. The lighting contactors will be inter-locked with the Landlord's Energy Management System for automatic control during other than regular business hours.

    3. All systems, where required for intercommunication, music antenna, material handling or conveyor, burglar alarm, vault wiring, fire protection alarm, time clock and demand control.

    4.   All conduit for necessary telephone wires in the premises.

    5. Feeder conductors from Landlord's facilities to the Premises, including the connections to Tenant's equipment.

    6. Final connection to the Landlord's switch gear shall be done by a contractor designated by Landlord at Tenant's expense. Tenant's contractor will be responsible for the feeder conductors and connections to tenant's equipment and for supplying proper fuses to Landlord's designated contractor at the time of final connection.

Q.  TEMPORARY SERVICES

    Any temporary services required by Tenant during its construction period, including heat, water or electrical service shall be secured by the Tenant, at Tenant's sole cost and expense.

R.  SUBSEQUENT REPAIRS AND ALTERATIONS

    Landlord reserves the right to require changes in Tenant's Work when necessary by reason of code requirements.

S.  SIGNS

    In order to assure orderly and aesthetically coordinated signing, plans for all Tenant's signs must conform to Exhibit "E" hereto attached and the applicable Mall criteria and before installation must be approved by Landlord. No permission is granted, expressed or implied to permit Tenant to erect an exterior sign of any type.

T.  DOORS AND EXITING REQUIREMENTS

    1.   Tenant will be responsible for adherence to exiting codes.

    2. Tenant will maintain a clear exiting path through the stockroom to Tenant's rear door for those premises that contain a rear door.

U.  CONSTRUCTION ACTIVITIES

    1. During premises interior construction Tenant shall use rear opening to premises for moving in/out of materials, for those premises that contain a rear door.

    2. If any roof cuts or penetrations are required by Tenant, all curbs, supports, blocking, temporary flashing, counterflashing or other work necessary for installation shall be provided and installed by Tenant at its expense. Tenant shall promptly notify Landlord in advance, of the need for such cuts or penetrations and shall utilize Landlord's designated roofing contractor for this work. Tenant's contractor shall be responsible for contracting with Landlord's roofing contractor to perform this work.

    3.

    4. Landlord shall be responsible for the installation of the temporary store front or barricade shielding the interior of the Premises from the Mall, at Tenant's expense.

    5. Tenant acknowledges that its construction activities in the Premises and the Center are subject to a certain Project Labor Agreement for Construction of the Mall of America executed on or about the 19th day of November, 1985, by and among Triple Five Corporation, P.C.L. Construction Services, Inc., and The Minneapolis Building and Construction Trades Council. Such Project Labor Agreement is fully incorporated herein by reference. As a material consideration of Landlord entering into and executing this Lease with Tenant, Tenant agrees to abide by the terms, conditions and provisions of



                                 EXHIBIT "C"
the Project Labor Agreement as such Project Labor Agreement effects Tenant's construction activities in the Premises and the Center. Tenant's failure to abide by the same may be deemed a default of this Lease if such failure results, either directly or indirectly, in a work stoppage or interference or the threat of the same in the construction activities in the Center or any other tenant's space. Landlord or Landlord's authorized representative may take such action as Landlord or its authorized representative deems necessary in order to immediately enforce the terms of the Project Labor Agreement and in order to prevent, avoid or terminate any interference or work stoppage (or the threat thereof) in connection with the construction of any part of the Center or any other tenant's space. Such action may include, but shall not be limited to, the issuance of a cease and desist directive to Tenant. Tenant shall reimburse Landlord or any other tenant in the Center for any losses, fees, expenses or damages suffered or incurred by Landlord or such other tenant in the Center as a result of Tenant's failure to comply with the Project
Labor Agreement.

















                                 EXHIBIT "C"

                            RULES AND REGULATIONS

1. Tenant shall advise and cause its vendors to deliver all merchandise before noon on Mondays through Fridays, not at other times.

2. All deliveries are to be made to designated service or receiving areas and Tenant shall request delivery trucks to approach their service or receiving areas by designated service routes and drives.

3. Tractor trailers which must be unhooked or parked must use steel plates under dolly wheels to prevent damage to the asphalt paving surface. In addition, wheel blocking must be available for use. Tractor trailers are to be removed from the loading areas after unloading. No parking or storing of such trailers will be permitted in the Center.

4. Except for small parcel packages, no deliveries will be permitted through the malls unless Tenant does not have a rear service door. In such event, prior arrangements must be made with the Resident Mall Supervisor for delivery. Merchandise being received shall immediately be moved into Tenant's Premises and not be left in the service or receiving areas.

5. Tenant is responsible for storage and removal of its trash, refuse and garbage. Tenant shall not dispose of the following items in drains, sinks or commodes: plastic products (plastic bags, straws, boxes); sanitary napkins; tea bags; cooking fats, cooking oils; any meat scraps or cutting residue; petroleum products (gasoline, naptha, kerosene, lubricating oils); paint products (thinner, brushes); or any other item which the same are not designed to receive. All Store Floor Area of Tenant, including vestibules, entrances and returns, doors, fixtures, windows and plate glass, shall be maintained in a safe, neat and clean condition.

6. Other than as permitted under the provisions of Section 10.4 or Exhibit "E," Tenant shall not permit or suffer any advertising medium to be placed on mall walls, on Tenant's mall or exterior windows, on standards in the mall, on the sidewalks or on the parking lot areas or light poles. No permission, expressed or implied, is granted to exhibit or display any banner, pennant, sign, and trade or seasonal decoration of any size, style or material within the Center, outside the Premises.

7. Tenant shall not permit or suffer the use of any advertising medium which can be heard or experienced outside of the Premises, including, without limiting the generality of the foregoing, flashing lights, searchlights, loud speakers, phonographs, radios or television. No radio, television, or other communication antenna equipment or device is to be mounted, attached, or secured to any part of the roof, exterior surface, or anywhere outside the Premises, unless Landlord has previously given its written consent.

8. Tenant shall not permit or suffer merchandise of any kind at any time to be placed, exhibited or displayed outside its Premises, nor shall Tenant use the exterior sidewalks or exterior walkways of its Premises to display, store or place any merchandise. No sale of merchandise by tent sale, truck load sale or the like, shall be permitted on the parking lot or other common areas.

9. Tenant shall not permit or suffer any portion of the Premises to be used for lodging purposes, nor conduct or permit any unusual firing, explosion or other damaging or dangerous hazard within the Premises or the Common Area.

10. Tenants shall not permit or suffer any portion of the Premises to be used for any warehouse operation, or any assembling, manufacturing, distilling, refining, smelting, industrial, agricultural, drilling or mining operation, adult bookstore or cinema, peepshow, entertainment or sale of products of an obscene or pornographic nature or predominately sexual nature.

11. Tenant shall not, in or on any part of the Common Area:

    (a) Vend, peddle or solicit orders for sale or distribution of any merchandise, device, service, periodical, book, pamphlet or other matter whatsoever.

    (b) Exhibit any sign, placard, banner, notice or other written material, except for activities as approved in writing by Landlord.

    (c) Distribute any circular, booklet, handbill, placard or other material, except for activities as approved in writing by Landlord.

    (d) Solicit membership in any organization, group or association or contribution for any purpose.

    (e)  Create a nuisance.

    (f) Use any Common Areas (including the Enclosed Mall) for any purpose when none of the other retail establishments within the Center is open for business or employment, except for activities as approved in writing by Landlord.

    (g) Throw, discard or deposit any paper, glass or extraneous matter of any kind except in designated receptacles, or create litter or hazards of any kind.

                                 EXHIBIT "D"

(h) Deface, damage or demolish any sign, light standard or fixture, landscaping materials or other improvement within the Center, or the property of customers, business invitees or employees situated within the Center.



















                                  EXHIBIT "D"

                                 SIGN CRITERIA

Tenant will not erect any signs except in conformity with the following policy:

(a) Wording on storefront signs shall be limited to store or trade name only. Each party's customary signature or logo, hallmark, insignia, or other trade identification will be respected.

(b) Signs of the flashing, blinking, rotating, moving, or animated types or audible type signs are not permitted except for portions of East Broadway.

(c) The size of all Tenant's signs shall be limited. The scale and concept of the enclosed mall requires the use of signs which are not larger than necessary to be legible from within the mall. Thus, except for department store signs, Tenant's signs shall be located within the limits of its storefront and shall not project more than 6 inches beyond the storefront and shall conform to the following proportionate height criteria:

        (1)     30' storefront:                 18" capitals    12" body

        (2)     30' to 60' storefront:          24" capital     18" body

        (3)     60' and over storefront:        30" capital     24" body

     In addition to complying with the above criteria, signs in the enclosed malls shall be limited in length to 70% of Tenant's frontage on the mall, and shall in no case exceed a length of 30 feet.

(d) Secondary blade signs may be installed at right angles to the mall storefront(s) provided they are adjacent to the Tenant's premises and otherwise conform to the provisions of the Tenant Handbook Criteria.

(e)  Signs on the building's exterior are strictly prohibited.

(f) Public safety decals or artwork on glass in minimum sizes to comply with applicable Code, subject to the approval of Landlord, may be used, as required by building codes or other governmental regulations.

(g)  Paper signs, stickers, banners or flags are prohibited.

(h) No exposed raceways, ballast boxes or electrical transformers will be permitted except as required by Code.

(i)  Sign company names or stamps shall be concealed (Code permitting).

(j) Except as otherwise approved in writing by Landlord and by a Major Tenant with respect to stores within one hundred fifty feet (150') of the entrance of such Major Tenant's Building, only one (1) primary sign and one (1) secondary blade sign for a Tenant's location will be permitted within the Enclosed Mall areas; provided, however, that if a Tenant has (a) more than sixty feet (60') of storefront and (b) more than one (1) entrance, such Tenant will be permitted one (1) primary sign and one (1) secondary blade sign for each of its entrances. Corner Tenants may have one (1) primary sign and one (1) secondary blade sign on each side of the corner Tenant's location fronting the Mall.

(k) Signs and identifying marks shall be placed entirely within the boundaries of Tenant's Premises except blade signs as specified in paragraph (d) above with no part higher than 13 feet above the finished floor line, or lower than 8 feet to the finished floor line.

(l) Sign letters may be back-lighted with lamps or tubes entirely concealed within the depth of the letter or may be opaque or translucent plastic face with no visible openings. Maximum brightness allowed for interior (enclosed mall) signs will be 100 foot lamberts taken at the letter face and must comply with all building and electrical codes.

(m) Exposed sign illumination or illuminated sign cabinets or modules are not permitted.

(n)  Tenant shall not install any roof top signs.

(o)  Tenant shall not install any pylon signs.

(p) All signs shall be subject to the Landlord's written approval before fabrication.

(q) Three (3) complete sets of sign drawings must be submitted to the Landlord for written approval before fabrication. Tenant's sign drawings must include the following:

     1. Elevation view of storefront showing sign (drawn to accurate scale) with dimensions of height of letters and length of sign.

     2.   Color sample of sign panel.

     3.   Color sample of sign letters.


                                  EXHIBIT "E"

4. Cross section view through sign letter and sign panel showing location of sign relative to the storefront line and showing the dimensioned projection of the face of the letter from the storefront face.

The Landlord shall not be responsible for the cost of refabrication of signs fabricated, ordered or constructed, that do not conform to the Tenant Handbook Signage Criteria.











                                  EXHIBIT "E"
                                     Page 2